As filed with the Securities and Exchange Commission on October 24, 2025

Registration No. 333-282545

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANARY XRP ETF

(Exact name of registrant as specified in its charter)

Delaware	33-6380940
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Canary Capital Group LLC

8 Cadillac Drive, Suite 300

Brentwood, TN 37027

(615) 200-0788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Morrison C. Warren, Esq.,

James Audette, Esq.,

Chapman and Cutler LLP

320 South Canal Street

Chicago, IL 60606

(312) 845-3484

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated October 24, 2025

PROSPECTUS

Shares

Canary XRP ETF

The Canary XRP ETF (the “Trust”) is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that trade on The Nasdaq Stock Market LLC (the “Exchange”). The Trust’s investment objective is to seek to provide exposure to the value of XRP held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve its investment objective, the Trust will hold XRP and establish its net asset value (“NAV”) by reference to the CoinDesk XRP CCIXber 60m New York Rate (“Pricing Benchmark”). The Pricing Benchmark is calculated by CoinDesk Indices (the “Benchmark Provider”) based on a 60-minute time-weighted average price of the XRP-USD CCIXber Reference Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major XRP trading platforms (“Constituent Platforms”). The Benchmark Provider publishes the Pricing Benchmark. Canary Capital Group LLC (the “Sponsor”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust. U.S. Bancorp Fund Services, LLC is the transfer agent of the Trust (in such capacity, the “Transfer Agent”) and the administrator of the Trust (in such capacity, the “Administrator”). U.S. Bank, N.A., an affiliate of the Transfer Agent and Administrator, is the cash custodian of the Trust (the “Cash Custodian”). Gemini Trust Company, LLC (the “Gemini Custodian”) and BitGo Trust Company Inc. (the “BitGo Custodian”) are the custodians (collectively, the “Custodians”) for the Trust, and will hold all of the Trust’s XRP on the Trust’s behalf.

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of XRP attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of cash or XRP needed to purchase the amount of XRP represented by the Basket being created, as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the XRP represented by the Basket to be either distributed in kind or sold and the cash proceeds distributed. Financial firms that are authorized to purchase or redeem Shares with the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, cash or XRP to the Trust’s account with the Custodian (in the case of XRP) or the Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver cash or XRP to such Authorized Participants when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants or an Authorized Participant’s designee (an “Authorized Participant Designee”) to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Owners of the beneficial interests of Shares (“Shareholders”) who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share net asset value of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “XRPC.”

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering. The Trust is not a fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by funds registered under the 1940 Act. The Sponsor is not an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), and therefore the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act and is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. Shareholders in the Trust will not benefit from the protections afforded to investors in XRP futures contracts on regulated futures markets. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

Canary Capital Group, Inc. (the “Seed Capital Investor”), an affiliate of the Sponsor, has expressed its intent to purchase ten thousand (10,000) Shares at a per-Share price of $25 (the “Seed Shares”). Total proceeds to the Trust from the sale of the Seed Shares will be used to purchase XRP. The Seed Capital Investor will act as a statutory underwriter in connection with the Seed Shares. See “SEED CAPITAL INVESTOR” for additional information.

The price of the Seed Shares was determined as described herein and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD XRP. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 17.

the Shares of the trust are neither interests in nor obligations of the Sponsor, the trustee, the administrator, the transfer agent, THE MARKETING AGENT, the custodian or any of their respective affiliates. the Shares are not insured or guaranteed by the federal deposit insurance corporation or any other governmental agency.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is _______, 2025

TABLE OF CONTENTS

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “RISK FACTORS” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Canary XRP ETF (the “Trust”) is an exchange-traded fund that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on The Nasdaq Stock Market LLC (the “Exchange”). The Trust’s investment objective is to seek to provide exposure to the value of XRP held by the Trust, less the expenses of the Trust’s operations and other liabilities and establish its net asset value (“NAV”) by reference to the CoinDesk XRP CCIXber 60m New York Rate (“Pricing Benchmark”). The Pricing Benchmark is calculated by CoinDesk Indices (the “Benchmark Provider”) based on a 60-minute time-weighted average price of the XRP-USD CCIXber Reference Rate (the “Underlying Index”), which is an aggregation of executed trade flow of major XRP trading platforms (“Constituent Platforms”). The Benchmark Provider publishes the Pricing Benchmark. The Trust is sponsored by Canary Capital Group LLC (the “Sponsor”), a wholly owned subsidiary of Canary Capital Group Inc.

The Trust intends to provide direct exposure to the value of XRP held by the Trust with Gemini Trust Company, LLC (the “Gemini Custodian”) and BitGo Trust Company, Inc. (the “BitGo Custodian” and together with Gemini Custodian, the “Custodians”). The Gemini Custodian is a New York limited purpose trust company regulated by the New York Department of Financial Services that provides custody services for digital assets. The BitGo Custodian is chartered as a South Dakota trust company. The Custodians are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) but carry insurance provided by private insurance carriers, which is shared among all of the Custodians’ customers, is not specific to the Trust, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

XRP is a digital asset. Like all digital assets, buying, holding and selling XRP is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of XRP does not entitle its holders to any portion of a company’s profits or any stream of income payments. XRP is a decentralized digital asset and ownership of it is reflected on a decentralized ledger.

The Trust provides investors with the opportunity to access the market for XRP through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding XRP directly. The Trust will not use derivatives that could subject the Trust to additional counterparty and credit risks. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use XRP by investing in the Shares rather than purchasing, holding and trading XRP directly.”

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement (as defined below).

The Trust, the Sponsor and the Trust’s service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement.

The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

XRP and the XRP Ledger

XRP is a digital asset that is created and transmitted through the operations of the “XRP Ledger,” a decentralized ledger upon which XRP transactions are processed and settled.

XRP can be used to pay for goods and services or it can be converted to fiat currencies, such as the U.S. dollar. The XRP Ledger is based on a shared public ledger similar to the Bitcoin network. However, the XRP Ledger differentiates itself from other digital asset networks in that its stated primary function is transactional utility, not store of value. The XRP Ledger is designed to be a global real-time payment and settlement system. As a result, the XRP Ledger and XRP aim to improve the speed at which parties on the network may transfer value while also reducing the fees and delays associated with the traditional methods of interbank payments.

Unlike a centralized system, no single entity controls the XRP Ledger. Instead, a network of independent nodes validates transactions pursuant to a consensus-based algorithm. It is this mechanism, as opposed to the proof-of-work mechanism utilized by the Bitcoin blockchain, that allows the XRP Ledger to be fast, energy-efficient and scalable, and therefore suitable for its most prominent use case, the facilitation of cross-border financial transactions. Unlike proof-of-work systems, which require massive computational power to secure the network, the consensus-based algorithm utilized by the XRP Ledger is extremely lightweight in terms of energy usage, as it relies on trusted validators rather than mining. The XRP Ledger can handle up to 1,500 transactions per second, far more than the Bitcoin or Ethereum blockchain. This makes the XRP Ledger suitable for high-volume use cases, such as cross-border payments. Lastly, because validators do not need to spend resources on mining, transaction fees are extremely low (typically a fraction of a cent per transaction).

Transactions are validated on the XRP Ledger by a network of independent validator nodes. These nodes do not mine new blocks but participate in a consensus process to ensure that transactions are valid and correctly ordered on the ledger. Any node can be a validator, but for practical purposes, the XRP Ledger depends on a list of trusted validators known as the Unique Node List or “UNL.” Validators are entities (which can be individuals, institutions or other organizations) that run nodes to participate in the consensus process. These validators ensure the integrity and accuracy of the ledger. Each node in the network maintains a Unique Node List – a list of other validators that the node trusts to reliably validate transactions. The XRP Ledger’s decentralized architecture means that different nodes may maintain different UNLs, but there needs to be some overlap in the UNLs for consensus to work effectively.

Unlike other digital assets such as bitcoin or ether, XRP was not and is not mined gradually over time. Instead, all 100 billion XRP tokens were created at the time of the XRP Ledger’s launch in 2012. This means that every XRP token that exists today was generated from the outset, without the need for a mining process. Of the 100 billion XRP generated by the XRP Ledger’s code, the founders of Ripple Labs, Inc. (“Ripple Labs”) retained 20 billion XRP and the rest, nearly 80 billion XRP, was provided to Ripple Labs.

For more information on XRP and the XRP Ledger, see “XRP, XRP MARKETS AND REGULATION OF XRP” below.

The Trust’s Investment Objective

The Trust’s investment objective is to seek to track the performance of XRP, as measured by the Pricing Benchmark, adjusted for the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust will hold XRP and will value its Shares daily as of 4:00 p.m. Eastern time (“EST”) using the same methodology used to calculate the Pricing Benchmark. All of the Trust’s XRP will be held by the Custodians.

The CoinDesk XRP CCIXber 60m New York Rate

The U.S. dollar value of a Basket of Shares at 4:00 p.m., New York time, on the trade date of a creation order is equal to the Basket Amount, which is the number of XRP required to create a Basket of Shares, multiplied by the “Benchmark Price,” which is the price of an XRP on the Pricing Benchmark as of 4:00 p.m., New York time. The Pricing Benchmark Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements. For more information on the Pricing Benchmark, see “THE TRUST AND XRP PRICES” below.

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks are summarized below.

Risks Associated with XRP and the XRP Ledger

XRP is a relatively new technological innovation with a limited history. There is no assurance that usage of the XRP Ledger or XRP will continue to grow. A contraction in the use or adoption of XRP may result in increased volatility or a reduction in the price of XRP, which could adversely impact the value of the Shares. Sales of XRP that have been newly released from escrow may cause the price of XRP to decline, which could negatively affect an investment in the Shares. XRP markets have a limited history, XRP trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of XRP and the XRP Ledger continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of XRP or otherwise impact the demand for XRP. Disruptions at digital asset trading platforms could adversely affect the availability of XRP and the ability of Authorized Participants to purchase or sell XRP and, therefore, their ability to create and redeem Shares.

Spot markets on which XRP trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at XRP spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of XRP and the ability of Authorized Participants (as defined below) to purchase or sell XRP or XRP derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Custodians, could prevent the Trust from accessing its XRP. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer XRP in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with the Pricing Benchmark

The failure of the Pricing Benchmark methodology to measure the actual value of XRP could have an adverse effect on the Trust and on the value of an investment in the Trust. In addition, the value of XRP as calculated by the Pricing Benchmark methodology may differ from the value of XRP calculated by other methodologies and the price of XRP on any single spot market.

Risks Associated with Investing in the Trust

Shareholders may choose to use the Trust as a means of investing indirectly in XRP. As noted, there are significant risks and hazards inherent in the XRP market that may cause the price of XRP to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the XRP market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of XRP, and thus the value of the Shares, may be extremely volatile, Shareholders will need to monitor their investment frequently.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s account with either Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s net return will not match the performance of the Pricing Benchmark because the Trust incurs operating expenses and other fees and liabilities. Moreover, the net asset value (“NAV”) of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of XRP trading platforms due to fraud, failure, security breaches or otherwise.

Shareholders of the Trust should not expect to receive the economic benefit of any “fork” of the XRP Ledger or asset “air dropped” to holders of XRP. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the XRP Ledger (other than what the Sponsor determines to be XRP) or any air drop. If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “XRPC”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The Indicative Trust Value (the “ITV”) per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The website for the Trust, www.canary.capital, or any successor thereto, which will be publicly accessible at no charge, will contain the following information: (a) the prior business day’s NAV; (b) the prior business day’s official closing price; (c) calculation of the premium or discount of such Exchange’s official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange’s official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Trust will also disseminate the Trust’s holdings on a daily basis on the Trust’s website. The NAV for the Trust will be calculated by the Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the consolidated tape.

Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at https://indices.coindesk.com/indices/ccix.

The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator (as defined below).

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Pricing Benchmark and the Benchmark Provider, see “THE TRUST AND XRP PRICES” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on September 24, 2024, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to a Trust Agreement, as amended and/or restated from time to time (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The Trust’s Service Providers

The Sponsor

The Sponsor, Canary Capital Group LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor’s principal address is 8 Cadillac Drive, Suite 300, Brentwood, TN, 37027. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses (defined below) out of the Sponsor’s unified fee.

The Trustee

The Trustee, CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust in accordance with the Declaration of Trust and as required by the Delaware Statutory Trust Act to create a Delaware statutory trust.

The Administrator

U.S. Bancorp Fund Services, LLC serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 615 East Michigan Street, Milwaukee, Wisconsin 53202. Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s XRP and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

U.S. Bancorp Fund Services, LLC serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Trust (“Authorized Participants”).

The Custodians

The Gemini Custodian and the BitGo Custodian serve as the Trust’s Custodians.

Under the Gemini Custodial Services Agreement and the BitGo Custodial Services Agreement, the Custodians are responsible for safekeeping all of the Trust’s XRP allocated to each of the Gemini Custodian and the BitGo Custodian. The Custodians were selected by the Sponsor. The Sponsor is responsible for opening accounts with the Custodians that will hold the Trust’s XRP (the “XRP Accounts”), as well as facilitating the transfer or sale of XRP required for the operation of the Trust.

The Cash Custodian

U.S. Bank, N.A., an affiliate of the Administrator and Transfer Agent serves as the cash custodian for the Trust (the “Cash Custodian”). The Cash Custodian is responsible for safekeeping all cash and other non-XRP assets of the Trust.

The Marketing Agent

Paralel Distributors LLC is the marketing agent of the Trust (the “Marketing Agent”) and is responsible for reviewing and approving the marketing materials, including the Trust’s website, prepared by the Sponsor for compliance with applicable SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. The Marketing Agent is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA. With the assistance of the Marketing Agent, the Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

Index Services

CoinDesk Indices, Inc., a Delaware corporation (the “Benchmark Provider”), publishes the Pricing Benchmark and is responsible for oversight of the Pricing Benchmark.

XRP Trading Counterparties

The Trust buys and sells XRP through XRP trading counterparties selected by the Sponsor (not any Authorized Participant). The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of October 8, 2025, the Trust has entered into agreements with each of Flowdesk, Cumberland DRW, Falcon X, and Virtu Financial Singapore Pte. Ltd. to serve as an XRP trading counterparty to the Trust. Neither the Sponsor nor the Trust is under any obligation to direct the Trust’s XRP trade orders to any particular XRP trading counterparty. The Sponsor will not place orders with any affiliated XRP trading counterparty. Each of these XRP trading counterparties is, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintains practices and policies designed to comply with anti-money laundering (“AML”) and know-your-customer (“KYC”) regulations or similar laws in non-U.S. jurisdictions.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual unified fee of 0.50% of the Trust’s XRP Holdings (the “Sponsor Fee”). The Trust’s “XRP Holdings” is the quantity of the Trust’s XRP plus any cash or other assets held by the Trust represented in XRP as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in XRP as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s XRP Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in XRP and be payable monthly in XRP or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of XRP to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers, including, but not limited to, the Marketing Agent, the Administrator, the Custodians, the Transfer Agent, the Cash Custodian, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of XRP, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodians or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of XRP to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of XRP in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of cash redemption proceeds to Authorized Participants. The Trust will seek to transfer or sell XRP at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in XRP, the amount of XRP transferred or sold may vary from time to time depending on the actual sales price of XRP relative to the Trust’s expenses and liabilities (e.g., if the price of XRP falls, the amount of XRP needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Trust must buy or sell XRP, the Trust may do so through a third-party digital asset broker or dealer. The Sponsor will select third party brokers or dealers that it believes have implemented adequate AML, KYC and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of XRP incurred in connection with the fulfillment of a creation or redemption order.

Custody of the Trust’s Assets

The Trust’s Custodians will maintain custody of all of the Trust’s XRP, which will be held in segregated accounts in the name of the Trust on the Custodians’ books and records. A portion of the XRP may be held in hot storage, which requires private keys to be held online on the Custodians’ intranet, where they are more accessible and can be used for more efficient XRP transfers. A majority of the XRP held by the Custodians will be held in offline (“cold”) storage, and the Custodians are solely responsible for managing the allocation of XRP in hot and cold storage and do not publicly disclose what percentage of XRP is held in cold storage. The Trust, as client of the Custodians, performs regular diligence of operational practices of the Custodians, including practices related to the allocation of assets held in cold or hot storage.

Within such hot and cold wallets, the Custodians have represented to the Sponsor that they keep a substantial majority of assets in cold wallets, to promote security, while the balance of assets is kept in hot wallets to facilitate timely withdrawals. The Custodians have represented to the Sponsor that the percentage of assets maintained in cold versus hot storage including target percentages may change over time and is determined by ongoing risk analysis and market dynamics, in which the Custodians balance anticipated liquidity needs for their customers as a class against the anticipated greater security of cold storage. The Sponsor has no control over the percentage of XRP that the Custodians maintain in cold wallets versus hot wallets.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s XRP is (are) generated and stored in an offline manner. When the Custodians transfer XRP from cold storage to a hot wallet, they do so by sending XRP over the XRP Ledger. Private keys are generated on devices that are not and never have been connected to the internet so that they are resistant to being hacked. The Custodians have multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of the Custodians are monitored by 24x7 on-site security, video surveillance and alarms, and hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The private keys related to the Trust’s XRP are not accessible to any person or entity (including the Sponsor) except the Custodians. The Sponsor and the Trust’s service providers will have the ability to verify the existence of the Trust’s XRP through information provided from the Custodians.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. The Custodians may receive deposits of XRP but may not send XRP without use of the corresponding private keys. Outbound XRP transfers require cryptographic signing by the Custodians using private keys, which are protected using high standards of physical, cyber, and operational controls.

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a custodian agreement (the “Cash Custody Agreement”) with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash. The Trust is obligated to convert any cash contributed to XRP as soon as practicable, except to the extent necessary for a redemption transaction or to pay expenses.

The Sponsor will allocate the Trust’s XRP between segregated accounts at each Custodian. In determining the amount and percentage of the Trust’s XRP to allocate to each account, the Sponsor will consider: (i) the concentration of the Trust’s XRP at each Custodian; (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian; (iii) the insurance policies of each Custodian; (iv) the fees and expenses associated with the storage of the Trust’s XRP at each Custodian; (v) the fees and expenses associated with the transfer to or from the account at each Custodian; and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s XRP held at either Custodian, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of XRP between the accounts at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of XRP between the accounts at each Custodian will occur “on-chain” over the XRP Ledger. On-chain transactions are subject to all of the risks of the XRP Ledger, including the risk that transactions will be made erroneously and are generally irreversible.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

The Shares

The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership of the Trust. Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. at the facilities of the Depository Trust Company (“DTC”), and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.

Net Asset Value

Net Asset Value means the total assets of the Trust including, but not limited to, all XRP and cash less total liabilities of the Trust.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. EST. The NAV of the Trust is the aggregate value of the Trust’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the XRP held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. EST. The Administrator also determines the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), as of the financial statement measurement date, which may result in valuations that differ from the Trust’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

Plan of Distribution

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of XRP attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either XRP represented by the Basket being created or cash needed to purchase the amount of XRP represented by the Basket being created, in each case, as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the XRP represented by the Basket to be either distributed in kind or sold and the cash proceeds distributed. Authorized Participants, or an Authorized Participant’s designee (an “Authorized Participant Designee”) will deliver, or facilitate the delivery of, cash or XRP to the Trust’s account with the Custodian (in the case of XRP) or Cash Custodian (in case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver either cash or XRP to such Authorized Participants or their Authorized Participant Designees when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants or their Authorized Participant Designees to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “XRPC.”

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of XRP by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of XRP to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for some or all of the Shareholders. See ““UNITED STATES FEDERAL INCOME TAX CONSEQUENCES”—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of either XRP or cash. Deposits of XRP are held by the Custodians on behalf of the Trust until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of XRP, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “1933 Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

XRP, XRP MARKETS AND REGULATION OF XRP

This section of the Prospectus provides a more detailed description of XRP, including: information about the historical development of XRP; how a person holds XRP; how to use XRP in transactions; how to trade XRP; the spot markets where XRP can be bought, held and sold; and the XRP OTC market.

XRP and the XRP Ledger

XRP is a digital asset that is created and transmitted through the operations of the “XRP Ledger,” a decentralized ledger upon which XRP transactions are processed and settled.

XRP can be used to pay for goods and services or it can be converted to fiat currencies, such as the U.S. dollar. The XRP Ledger is based on a shared public ledger similar to the Bitcoin network and other distributed ledgers. However, the XRP Ledger differentiates itself from other digital asset networks in that its stated primary function is transactional utility, not store of value. The XRP Ledger is designed to be a global real-time payment and settlement system. As a result, the XRP Ledger and XRP aim to improve the speed at which parties on the network may transfer value while also reducing the fees and delays associated with the traditional methods of interbank payments.

Unlike a centralized system, no single entity controls the XRP Ledger. Instead, a network of independent nodes validates transactions pursuant to a consensus-based algorithm. It is this mechanism, as opposed to the proof-of-work mechanism utilized by the Bitcoin blockchain, that allows the XRP Ledger to be fast, energy-efficient and scalable, and therefore suitable for its most prominent use case, the facilitation of cross-border financial transactions. Unlike proof-of-work systems, which require massive computational power to secure the network, the consensus-based algorithm utilized by the XRP Ledger is extremely lightweight in terms of energy usage, as it relies on trusted validators rather than mining. The XRP Ledger can handle up to 1,500 transactions per second, far more than the Bitcoin or Ethereum blockchain. This makes the XRP Ledger suitable for high-volume use cases, such as cross-border payments. Lastly, because validators do not need to spend resources on mining, transaction fees are extremely low (typically a fraction of a cent per transaction).

The initial creation of XRP was controlled by Ripple Labs, and Ripple Labs retains a central role in managing the supply and distribution of XRP due to the large quantity of XRP it retains. Ripple Labs, Inc. does not sell, exchange, transmit or retain custody of XRP for consumers or the public at large, but rather commits XRP to the system so that it can be used to facilitate payments among institutions as a “bridge token” and for transaction fees. Although Ripple Labs and the XRP Foundation continue to exert significant influence over the direction of the development of the XRP Network, like the Bitcoin Network and the Ethereum Network, the XRP Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of XRP.

Although launched in 2012, the concept for XRP and the XRP Ledger traces back to 2004 when a web developer started work on a decentralized payment system that would enable users to create and trade their own cryptocurrencies in a peer-to-peer manner. More of an alternative payment system than a cryptocurrency itself, it laid the conceptual foundation of what would become XRP and the XRP Ledger. The project was eventually handed over to Jed McCaleb, Arthur Britto and David Schwartz in 2011 who were seeking to address some of their concerns related to the scalability of bitcoin and the energy intensive nature of the “proof-of-work” validation mechanism utilized by the Bitcoin network that relied on “mining.” Their goal was to create a decentralized ledger that used a network of validators that would agree on transactions in a fast and secure manner, without relying upon mining. This led to the development of a consensus-based algorithm. It is this mechanism, as opposed to the proof-of-work mechanism utilized by the Bitcoin blockchain or the “proof-of-stake” mechanism utilized by the Ethereum network, that allows the XRP Ledger to be fast, energy-efficient and scalable, and therefore suitable for its most prominent use case, the facilitation of cross-border financial transactions. Proponents of the consensus-based algorithm often cite several key advantages it offers. The first is near-instantaneous settlement of transactions, which normally occurs within 3 – 5 seconds. The second is energy efficiency. Unlike proof-of-work systems, which require massive computational power to secure the network, the consensus-based algorithm is relatively light in terms of energy usage, as it relies on trusted validators rather than mining. A third advantage is scalability. The XRP Ledger can handle up to 1,500 transactions per second, far more than the Bitcoin or Ethereum blockchain. This makes the XRP Ledger an attractive option for high-volume use cases, such as cross-border payments. Lastly, because validators do not need to spend resources on mining, transaction fees are extremely low (typically a fraction of a cent per transaction).

Transactions are validated on the XRP Ledger by a network of independent validator nodes. These nodes do not mine new blocks but participate in a consensus process to ensure that transactions are valid and correctly ordered on the XRP Ledger. Any node can be a validator, but for practical purposes, the XRP Ledger depends on a list of trusted validators known as the Unique Node List or “UNL.” Validators are entities (which can be individuals, institutions, or other organizations) that run nodes to participate in the consensus process. These validators ensure the integrity and accuracy of the ledger. Each node in the network maintains a Unique Node List – a list of other validators that the node trusts to reliably validate transactions. The XRP Ledger’s decentralized architecture means that different nodes may maintain different UNLs, but there needs to be some overlap in the UNLs for the consensus mechanism to work effectively. Similar to the Bitcoin network, anyone can join and start using the XRP Ledger; however, unlike the Bitcoin network, which operates on a fully permissionless blockchain, the XRP Ledger is maintained by a network of trusted nodes that accept or reject transactions on the XRP Ledger. As of August 2024, the default configuration for the XRP Network has two trusted nodes list: one published by the XRP Foundation and one published by Ripple Labs. Typically, these default trusted nodes lists are very similar to one another or even identical.

A transaction on the XRP Ledger begins when a user submits a transaction to the XRP Ledger network. The submitted transaction is broadcast to all validator nodes. Validators do not immediately confirm transactions as final; instead, they go through a process of reaching consensus on which transactions should be included in the next ledger version. Each validator collects incoming transactions into a proposed ledger, called a candidate ledger, and then exchanges their proposed candidate ledgers (also known as proposals) with other validators. The actual consensus process happens over several rounds. In each round, validators attempt to come to an agreement on which transactions should be included in the next ledger version. In each round, validators examine the transactions in the proposed ledger from the previous round and compare it to the proposals from other validators in their UNL. If the validator sees that a supermajority (typically 80% of validators) of trusted validators have proposed the same set of transactions, the validator updates its proposal to align with the majority. After a few rounds of exchanging proposals, when a supermajority (typically 80%) of validators have agreed on the same set of transactions, that version of the ledger is considered valid. All participating validators then update their copy of the ledger with the new, agreed-upon transactions. The final ledger version is broadcast to all nodes, and it becomes the new “official” state of the ledger.

Prior to engaging in XRP transactions directly on the XRP Ledger, a user generally must first install on its computer or mobile device a XRP Ledger software program that will allow the user to generate a private and public key pair associated with a XRP address. The XRP Ledger software program and the XRP address also enable the user to connect to the XRP Ledger and transfer XRP to, and receive XRP from, other users.

Each XRP Ledger address, or wallet, is associated with a unique “public key” and “private key” pair. To receive XRP, the XRP recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the XRP. The recipient, however, does not make public or provide to the sender its related private key.

XRP can be held in different types of wallets, including hardware wallets, software wallets and custodial wallets provided by digital asset trading platforms. The wallet essentially holds the private keys that control the account on the XRP Ledger. The private key is crucial for signing transactions on the ledger. Whoever possesses the private key associated with an XRP Ledger account effectively controls the XRP held by that account. While XRP is the native asset, the XRP Ledger also supports the holding and transferring of other assets (like USD, EUR, or other digital assets) through a system of trust lines. However, these other assets are not XRP itself; they are IOUs issued by institutions or individuals on the ledger.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the XRP contained in the associated address. Likewise, XRP is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending XRP, a user’s XRP Ledger software program must validate the transaction with the associated private key. In addition, since every computation on the XRP Ledger requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s XRP Ledger software program to the XRP Ledger validators to allow transaction confirmation.

Some XRP transactions are conducted “off-blockchain” (i.e., through centralized book-entries) and are therefore not recorded on the XRP Ledger. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding XRP or the reallocation of ownership of certain XRP in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platforms. In contrast to on-blockchain transactions, which are publicly recorded on the XRP Ledger, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly XRP Ledger transactions in that they do not involve the transfer of transaction data on the XRP Ledger and do not reflect a movement of XRP between addresses recorded in the XRP Ledger. For these reasons, off-blockchain transactions are subject to risks as any such transfer of XRP ownership is not protected by the protocol behind the XRP Ledger or recorded in, and validated through, the ledger mechanism.

XRP can also be held in escrow on the XRP Ledger, meaning the XRP is locked up and released only when certain conditions are met (e.g., at a specific time or when a particular event occurs). This is a native feature of the ledger, providing flexibility for complex financial contracts. XRP can also be held in payment channels, which allow for off-ledger transactions to occur between two parties, with the final balance being settled on the ledger later. Each XRP Ledger account must also hold a minimum reserve of XRP (currently 10 XRP) which cannot be spent. This ensures that only legitimate accounts are created and maintained. The XRP Ledger supports multi-signature accounts, where multiple keys can be required to authorize transactions. This adds an extra layer of security for holding and transferring large amounts of XRP.

Summary of an XRP Transaction

The following is a summary of a payment transaction of XRP on the XRP Ledger.

A transaction is initiated by a user who holds an XRP Ledger account. The user uses their wallet (software, hardware, or digital asset trading platform-based) to create a transaction. This transaction includes details such as the destination address, the amount of XRP to be transferred, and any additional flags or conditions (e.g., destination tag, which is used for transactions to exchanges or multi-user platforms).

To authenticate the transaction, the user’s wallet signs the transaction using the private key associated with their XRP Ledger account. The private key is critical, as it proves ownership of the account and authorizes the movement of funds. The signing process involves creating a cryptographic signature unique to the transaction details and the private key. This signature ensures that the transaction cannot be altered after it is signed.

Once signed, the transaction is submitted to the XRP Ledger network. This involves broadcasting the transaction to a network of decentralized validator nodes. The transaction is propagated across the network, where it is received by multiple validators. Validators are independent nodes that maintain a copy of the XRP Ledger and participate in the consensus process.

The XRP Ledger uses a unique consensus algorithm rather than proof-of-work or proof-of-stake. Validators participate in a consensus round, where they agree on the set of transactions to be included in the next ledger version. During this process, validators check the validity of each transaction (e.g., ensuring the sender has sufficient funds, the transaction is correctly signed, etc.). If 80% or more of the validators agree that the transaction is valid, it is included in the next block added to the XRP Ledger.

The XRP Ledger operates in “ledger versions,” where each version is a new snapshot of the ledger’s state, including all confirmed transactions since the last version. When a transaction is confirmed through consensus, it is included in the next ledger version. Once the ledger version is closed and published (which happens approximately every 3-5 seconds), the transaction is considered final and irreversible. The recipient’s balance is updated, and the sender’s balance is deducted accordingly. In addition, a small transaction fee (measured in drops, where 1 XRP = 1,000,000 drops) is deducted from the sender’s account, which is then irrevocably destroyed. Each block and each transaction included in a block is assigned a unique transaction hash, which can be used to track and verify the block and individual transactions on the XRP Ledger. Once recorded in the ledger, the transaction is immutable, providing a permanent record of the transfer.

XRP Markets and Exchanges

XRP can be transferred in direct peer-to-peer transactions through the direct sending of XRP over the XRP Ledger from one XRP address to another. While XRP was originally intended to be used primarily as a means to conduct cross-border payments, XRP can also be used to pay other users of the XRP Ledger for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the XRP Ledger or through third-party service providers.

In addition to using XRP to engage in cross-border transactions or payment for goods and services, investors may purchase and sell XRP to speculate as to the price of XRP in the XRP market, or as a long-term investment to diversify their portfolio. The price of XRP within the market is determined, in part, by the supply of and demand for XRP in the global XRP market, market expectations for the adoption of XRP as a store of value or as a viable cross-border payments facilitator, the number of merchants that accept XRP as a form of payment, the regulatory challenges faced by Ripple Labs and XRP, and the volume of peer-to-peer transactions, among other factors.

The price of XRP on public digital asset trading platforms has a limited history, and during this history, XRP prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. As of October, 2025, XRP has exhibited a historical annualized volatility of approximately 100% and maximum annual price decrease of 82.96% in 2018. See “RISK FACTORS—Risk Factors Related to Digital Assets — The trading prices of many digital assets, including XRP, have experienced extreme volatility in recent periods and may continue to do so.”

XRP spot markets typically permit investors to open accounts with the market and then purchase and sell XRP via websites or through mobile applications. Prices for trades on XRP spot markets are typically reported publicly. An investor opening a trading account on a digital asset trading platform must deposit an accepted government-issued currency into its account with the trading platform, or a previously acquired digital asset, before they can purchase or sell assets on the trading platform. The process of establishing an account with a digital asset trading platform and trading XRP is different from, and should not be confused with, the process of users sending XRP from one XRP address to another XRP address on the XRP Ledger. This latter process is an activity that occurs on the XRP Ledger, while the former is an activity that occurs entirely within the order book operated by the digital asset trading platform. The digital asset trading platform typically records the investor’s ownership of XRP in its internal books and records, rather than on the XRP Ledger. The digital asset trading platform ordinarily does not transfer XRP to the investor on the XRP Ledger unless the investor makes a request to the exchange to withdraw the XRP in its platform trading account to an off-platform XRP wallet.

Outside of the spot markets, XRP can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for XRP, investment managers, proprietary trading firms, high-net-worth individuals that trade XRP on a proprietary basis, entities with sizeable XRP holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of XRP. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of XRP could initiate the transaction by sending the XRP to the buyer’s XRP address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset trading platforms.

The CFTC has regulatory jurisdiction over the XRP futures markets. In addition, the CFTC has asserted in enforcement actions that digital assets like XRP may constitute “commodities” under the CEA. As such, the CFTC has authority to prosecute fraud and manipulation in the cash, or spot, market for XRP pursuant to Section 6(c)(1) of the CEA and CFTC Rule 180.1. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving XRP that do not use collateral, leverage or financing.

On May 19, 2025, a designated contract market (“DCM”) registered with the CFTC, launched new contracts for XRP futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the CEA. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce their rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC did not formally approve the XRP futures contracts but reviewed CME’s self-certification filing pursuant to CFTC Regulation 40.2(a). DCMs are required to ensure that listed products are not susceptible to manipulation and that they comply with the CEA and all applicable regulations. In connection with listing XRP futures, CME was required to maintain information-sharing agreements with digital asset spot platforms to monitor cash market activity and price formation; to surveil for potential manipulation or anomalous price movements between the spot and futures markets; and to coordinate with CFTC surveillance staff as needed, including sharing trade and settlement data upon request. As of October 8, 2025, the open interest on such CME XRP futures amounted to approximately $1.27 billion.

Limits on XRP Supply

Unlike other digital assets such as bitcoin or ether, XRP was not mined gradually over time. Instead, all 100 billion XRP tokens were created at the time of the XRP Ledger’s launch in 2012. This means that every XRP token that exists today was generated from the outset, without the need for a mining process. Of the 100 billion XRP generated by the XRP Ledger’s code, the founders of Ripple Labs retained 20 billion XRP and the rest, nearly 80 billion XRP, was provided to Ripple Labs or will be released to Ripple Labs at established intervals. Out of the 100 billion initially issued XRP, approximately 59.8 billion XRP have entered circulation as of October 8, 2025. As of October 8, 2025, the 24-hour trading volume of XRP was approximately $4.73 billion. As of October 8, 2025, the aggregate market value of XRP was $173.57 billion. As of October 8, 2025, XRP was the fifth largest digital asset by market capitalization, as tracked by CoinMarketCap.com.

In 2017, to address concerns about the large portion of XRP held by Ripple Labs, the company introduced an escrow mechanism to lock up a significant portion of its XRP holdings. Under this mechanism, Ripple Labs placed 55 billion XRP (55% of the total supply) into a series of time-locked escrow accounts. The escrow releases 1 billion XRP per month over 55 months. This process adds a level of predictability and transparency about how much XRP can enter the market each month. If Ripple Labs does not use all of the 1 billion XRP released in a given month, the remaining amount is placed back into escrow for future release. The purpose of this escrow system is to reassure the market that Ripple Labs will not release too much XRP at once, which could potentially disrupt XRP’s price or market dynamics.

Modifications to the XRP Ledger Protocol

Modifications to the XRP Ledger protocol involves a structured process. The first step is identifying a need or improvement that could benefit the XRP Ledger. This might be related to performance, security, new features or other enhancements. The proposer drafts a formal proposal outlining the suggested change. This proposal typically includes technical details, rationale, potential benefits and any drawbacks or risks.

The proposal is shared with the XRP Ledger community, typically through forums such as the XRP Ledger GitHub repository or community discussion platforms. This allows for initial feedback, questions, and suggestions from developers, validators and other stakeholders. During this phase, the proposer may refine the proposal based on community input. Open dialogue is crucial to ensure the proposal addresses the community’s needs and concerns.

If the proposal is generally well-received, the next step involves writing the necessary code to implement the change. This is often done by the proposer or a group of developers with expertise in the XRP Ledger’s codebase. The new code is rigorously tested in various environments. This might include test networks (such as the XRP Ledger Testnet) to ensure that the change does not introduce bugs or vulnerabilities and works as intended under different scenarios. The code is then reviewed by other developers, especially those with a deep understanding of the XRP Ledger. This peer review process is critical to maintain the integrity and security of the ledger.

Once the code is developed and tested, it is proposed as an “amendment” to the XRP Ledger. The amendment process is a governance mechanism that allows validators to vote on whether to adopt the proposed changes. Validators on the network signal their approval or disapproval of the amendment by updating their validator configuration. For the amendment to be activated, it must receive approval from at least 80% of the validators on the network for two weeks continuously. If the amendment meets the required threshold, it is automatically activated on the XRP Ledger, and the new functionality or modification becomes part of the ledger’s protocol.

Once activated, the changes are deployed across the XRP Ledger. All nodes running the XRP Ledger software must update to the latest version to remain compatible with the network. Even after deployment, the change is monitored to ensure it behaves as expected in the live environment. If any issues arise, the community may need to address them through additional updates or modifications.

After the change is implemented, the relevant documentation (such as the XRP Ledger technical documentation, API references, etc.) is updated to reflect the new features or modifications. The community is informed of the successful implementation through official channels, including developer blogs, forums, and updates to the GitHub repository.

There are currently several amendments merged into development branches or in testing including Permission Delegation (which will allow accounts to delegate some permissions to other accounts) and Single Asset Vault (which allows for a pooling of assets from multiple depositors into a single structure). Other updates, such as native lending protocols, confidential multi-purpose tokens and zero-knowledge proof protocols are contemplated for future amendments.

Forms of Attack Against the XRP Ledger

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the XRP Ledger contains certain vulnerabilities. The XRP Ledger relies on a decentralized network of validator nodes that agree on the order and validity of transactions. These nodes form the backbone of the consensus process. Each validator node maintains a Unique Node List, which is a list of other validators it trusts. For a malicious actor to take over, they would need to control a significant portion of the validators on the majority of these UNLs. To successfully alter the ledger, the malicious actor would likely need to control more than 80% of the validator nodes or the voting power on the most widely used UNLs.

If the malicious actor cannot control the validator nodes directly, they might attempt to compromise the validators that are already trusted by the network (i.e., those on the commonly used UNLs). This could involve hacking, bribery, deception or coercion.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

This is not intended as an exhaustive list of all forms of attack against the XRP Ledger. For additional information, see the “RISK FACTORS” section of this Prospectus.

Market Participants

Validators

Validators are crucial to the operation and security of the XRP Ledger. Validators participate in the consensus process by validating and agreeing on the order and validity of transactions. They ensure that transactions are consistent across the network, which helps prevent issues like double-spending. Validators also maintain a copy of the entire XRP Ledger and work together to decide which transactions are included in each new ledger version. They confirm transactions approximately every 3-5 seconds, making the ledger both fast and reliable. Validators vote on proposed changes to the XRP Ledger protocol through the amendment process. If 80% or more of the validators agree on a proposed amendment for two weeks continuously, the change is adopted and becomes part of the network’s code. Validators contribute to the overall health and stability of the network. By participating in the consensus process, they help secure the ledger against attacks and ensure that it remains decentralized and trustworthy.

Ripple Labs currently operates only 1 of the 35 validators in the default Trusted Nodes List. Some universities and research institutions operate validators as part of their research into blockchain technology and to support the decentralization of the network. Independent companies, developers, and other entities that support the XRP Ledger’s ecosystem also run validators. These could include blockchain-focused companies or other technology firms. Enthusiastic community members and developers who are committed to the success and decentralization of the XRP Ledger may also operate validators.

Unlike some other blockchain networks, validators on the XRP Ledger are not directly compensated for their participation in the consensus process. The XRP Ledger does not have a block reward system like that of the Bitcoin network’s mining rewards or the Ethereum network’s staking rewards. Since the XRP Ledger is pre-mined and the total supply of XRP was created at the outset, there is no ongoing issuance of XRP to distribute as rewards. While validators play a crucial role in the network, they do not receive the transaction fees that are burned as part of each confirmed transaction. Instead, these fees are destroyed to reduce the overall supply of XRP, which indirectly benefits all XRP holders by increasing the scarcity of the asset. Running a validator on the XRP Ledger is generally considered a voluntary contribution to the health and decentralization of the network. Participants run validators for reasons other than direct financial gain, such as supporting the network’s decentralization, ensuring its security, or for reputational benefits within the XRP community. Institutions like banks, financial entities, or tech companies might run validators because they use the XRP Ledger in their business operations. By running a validator, they can have more influence over the reliability and stability of the network they rely on.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer XRP activity through the direct sending of XRP over the XRP Ledger. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of XRP as a means of payment is still developing and has not been accepted in the same manner as bitcoin because XRP has a generally different purpose than bitcoin.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of XRP. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the largest digital asset trading platforms by volume traded. The BitGo Custodian and Gemini Custodian, the Custodians, are digital asset custodians that provides custodial accounts that store XRP for users. As the XRP Ledger continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the XRP Ledger.

Competition

As of October 8, 2025, more than 8,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While XRP has enjoyed some success in its limited history, the aggregate value of outstanding XRP is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. As of October 8, 2025, the market capitalization of XRP was $173,553,905 and twenty-four hour trading volume $4,733,486,294.27. Comparatively, bitcoin had a market capitalization of $2,458,124,088,025 and twenty-four hour trading volume of $66,429,711,510

Regulation of XRP and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchange markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of XRP or any other digital asset as a “security” or how XRP or the Trust would be treated under any new or revised regulatory framework.

In addition, the previous chair of the SEC has stated that the SEC has authority under existing laws to regulate the digital asset sector, and the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal as well as foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

The CFTC has regulatory jurisdiction over the XRP futures markets. In addition, because the CFTC has determined that XRP is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin. The CFTC has pursued enforcement actions relating to fraud and manipulation involving XRP and XRP markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving bitcoin that do not use collateral, leverage, or financing.

Various foreign jurisdictions have adopted, and may continue to, in the near future, adopt laws, regulations or directives that affect the XRP Ledger, the XRP markets, and their users, particularly XRP spot markets and service providers that fall within such jurisdictions’ regulatory scope. Several foreign jurisdictions have developed varying levels of regulatory frameworks surrounding exchange-traded XRP products. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of XRP by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the XRP ecosystem in the United States and globally, or otherwise negatively affect the value of XRP held by the Trust.

The effect of any future regulatory change on the Trust or the XRP held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risk Factors Related to Digital Assetss

Many digital assets, including XRP, were only introduced within the past decade, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Many digital assets, including XRP, were only introduced within the past decade, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development; their dependence on the internet and other technologies; their dependence on the role played by users, developers and validators; and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks, including networks and networks utilizing the XRP Ledger, and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because XRP is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the XRP Ledger, would affect the ability to transfer digital assets, including XRP, and, consequently, a disruption may impact their value.

●	Although unlikely, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as the XRP Ledger, could theoretically result in a “fork” in such network’s blockchain, including the XRP Ledger, resulting in the operation of multiple separate networks.

●	Governance of the XRP Ledger is by voluntary consensus. As a result, there may be a lack of consensus or clarity on the governance of the XRP Ledger, which may stymie the XRP Ledger’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the XRP Ledger, especially long-term problems.

●	Unlike many other blockchain networks, validators on the XRP Ledger are not directly compensated for their participation in the consensus process. Running a validator on the XRP Ledger is generally considered a voluntary contribution to the health and decentralization of the network. Participants run validators for reasons other than direct financial gain, such as supporting the network’s decentralization, ensuring its security, or for reputational benefits within the XRP community. However, because there is no financial incentive for entities or individuals to maintain validators, there is no guarantee that such entities or individuals will continue to run validators. To the extent that a significant number of entities or individuals stop running validators, there would be serious negative consequences to the XRP Ledger’s functionality, security and overall existence.

●	Many digital asset networks, including the XRP Ledger (although it is better positioned than most), face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can be processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the XRP Ledger and the price of XRP.

●	In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the XRP Ledger could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the XRP Ledger or take the Trust’s XRP, which would adversely affect the value of the Shares. Moreover, functionality of the XRP Ledger may be negatively affected such that it is no longer attractive to users, thereby dampening demand for XRP. Even if another digital asset other than XRP were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including XRP, have been in existence for a relatively short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of XRP.

The first digital asset, bitcoin, was launched in 2009. The XRP Ledger launched in 2012. Along with bitcoin, XRP was one of the first cryptographic digital assets to gain global adoption and critical mass. In general, digital asset networks, including the XRP Ledger and other cryptographic and algorithmic protocols governing the issuance of digital assets, represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	XRP is only selectively accepted as a means of payment by retail and commercial outlets, and use of XRP by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for XRP transactions; refuse to process wire transfers to or from digital asset exchanges, XRP-related companies or service providers; or refuse to maintain accounts for persons or entities transacting in XRP. As a result, the price of XRP may be influenced to a significant extent by speculators, thus contributing to price volatility that makes retailers less likely to accept XRP in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as XRP, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of XRP and withdrawal of assets from the Custodians even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.

●	Certain privacy-preserving features have been or are expected to be introduced to digital asset networks. For example, some prominent contributors to other blockchain networks have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the XRP Ledger, any exchanges or businesses that facilitate transactions in XRP may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

●	Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the XRP Ledger.

The Trust is not actively managed and will not have any formal strategy relating to the development of the XRP Ledger.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing to date, digital asset prices have fluctuated widely. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX, the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

These events resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. In June 2023, the SEC brought charges against Binance and Coinbase, two of the largest digital asset trading platforms, alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance.US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken, alleging that it operated as an unregistered securities exchange, brokerage and clearing agency.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the creation of the “Crypto Task Force.” The Crypto Task Force was to be dedicated to developing a comprehensive and clear regulatory framework for digital assets and was to be led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, each entered into a joint stipulation to dismiss the SEC’s lawsuit against them with prejudice.The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the FDIC and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including XRP and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including XRP, which could have a negative effect on the value of XRP, which in turn would have a negative effect on the value of the Trust’s Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the digital asset industry as a whole.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

A concentrated number of XRP wallets is believed to hold, in aggregate, a significant percentage of the XRP in circulation. As of the date of this filing, the largest 100 XRP wallets held approximately 85% of the XRP in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of XRP, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of XRP.

Blockchains utilizing consensus-based algorithms, such as the XRP Ledger, are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. The XRP Ledger uses a different consensus-based algorithm. While its proponents believe that the consensus-based algorithm has advantages, such consensus mechanisms, and their associated digital assets (such as XRP) have not been tested at scale over as long of a period or been subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for validators, technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, could lead to outright failure to function entirely causing a total outage or disruption of network activity, or could cause the blockchains to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the consensus-based public ledger on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Risks Associated with XRP and the XRP Ledger

In December 2020, the U.S. Securities and Exchange Commission (the “SEC”) filed a complaint (the “Ripple Complaint”) against Ripple Labs, Inc. (“Ripple Labs”) and two of its executives (the “Ripple Defendants”) in the United States District Court for the Southern District of New York (“S.D.N.Y.”), alleging that the Ripple Defendants had conducted unregistered securities offerings by selling XRP in violation of Section 5 of the Securities Act of 1933. Section 5 of the Securities Act prohibits the offer or sale of a “security” unless a registration statement is in effect or has been filed with the SEC as to such offer and sale. The Ripple Defendants did not dispute that they had offered and sold XRP through interstate commerce without filing a registration statement with the SEC. Accordingly, the central question before the S.D.N.Y. was whether the Ripple Defendants’ offers and sales of XRP constituted the offer or sale of a security.

On July 13, 2023, the S.D.N.Y. issued a landmark decision distinguishing between the XRP token itself and the manner in which it was sold. The court rejected the SEC’s argument that XRP was inherently a security, instead holding that XRP is not, in and of itself, a security. The court found that Ripple’s direct sales of XRP to certain sophisticated individuals and entities pursuant to written contracts did constitute unregistered offers and sales of securities in violation of Section 5 of the Securities Act. However, the court also found that Ripple’s programmatic sales of XRP on digital asset trading platforms in the secondary market did not constitute unregistered sales of securities. Similarly, distributions of XRP to employees as compensation or to third parties to incentivize development on the XRP Ledger were not found to be unregistered sales of securities.

Following these rulings, the S.D.N.Y. entered a final judgment in the case on August 7, 2024. The SEC subsequently filed a notice of appeal to the United States Court of Appeals for the Second Circuit (the “Second Circuit”) on October 2, 2024, seeking review of the final judgment.

In August 2025, Ripple and the SEC reached a settlement, bringing the litigation to a close. Under the terms of the settlement, Ripple agreed to pay a $125 million civil penalty in connection with its unregistered institutional sales of XRP. Both parties filed a joint stipulation to dismiss their respective appeals in the Second Circuit, and each party agreed to bear its own legal costs. The settlement also includes compliance measures restricting Ripple’s future institutional sales and requiring adherence to applicable regulatory guidelines. The resolution of the case provides regulatory clarity that XRP, when sold on public exchanges in secondary market transactions, is not considered a security under U.S. law, while direct institutional sales remain subject to securities regulations. This outcome is widely viewed as a significant development for Ripple, XRP, and the broader digital asset industry, as it establishes important legal distinctions regarding the classification and sale of digital assets in the United States.

If XRP is found by a court or other regulatory body to be a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act of 1940, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the Securities Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Trust’s assessment of XRP as a non-security.

To the extent that XRP is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s XRP at a time that is disadvantageous to Shareholders.

The value of the Shares relates directly to the price of XRP, which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the XRP held by the Trust and fluctuations in the price of XRP could adversely affect the value of the Shares. The market price of XRP may be highly volatile, and subject to a number of factors, including:

●	an increase in the XRP supply that is publicly available for trading;

●	manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may not be complying with existing regulations;

●	the adoption of XRP as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the XRP Ledger;

●	forks in the XRP Ledger;

●	investors’ expectations with respect to interest rates and rates of inflation experienced by fiat currencies or digital assets (including, in particular, XRP);

●	consumer preferences and perceptions of XRP specifically and digital assets generally fiat currency withdrawal and deposit policies on digital asset trading platforms;

●	the liquidity of digital asset trading platforms and any increase or decrease in trading volume on digital asset trading platforms;

●	investment and trading activities of large investors that invest directly or indirectly in XRP;

●	a “short squeeze” resulting from speculation on the price of XRP, if aggregate short exposure exceeds the number of Shares available for purchase;

●	a determination that XRP is a security or changes in XRP’s status under the federal securities laws;

●	monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of XRP as a form of payment or the purchase of XRP on digital asset trading platforms;

●	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

●	fees associated with processing an XRP transaction and the speed at which transactions are settled on the XRP Ledger;

●	interruptions in service from or closures or failures of major digital asset trading platforms;

●	decreased confidence in digital asset trading platforms due to the unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;

●	increased competition from other forms of digital assets or payment services; and

●	the Trust’s own acquisitions or dispositions of XRP, since there is no limit on the number of XRP that the Trust may acquire.

In addition, there is no assurance that XRP will maintain its value in the long or intermediate term. In the event that the price of XRP declines, the Sponsor expects the value of the Shares to decline proportionately. The value of XRP as represented by the Pricing Benchmark or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of XRP has resulted, and may continue to result, in speculation regarding future appreciation in the price of XRP, inflating and making the price of XRP more volatile. As a result, XRP may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Shares.

XRP is a relatively new technological innovation with a limited operating history.

XRP has a relatively limited history of existence and operations. There is a limited established performance record for the price of XRP and, in turn, a limited basis for evaluating an investment in XRP. Although past performance is not necessarily indicative of future results, if XRP had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

A decline in the adoption of XRP or the XRP Ledger could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of XRP and the XRP Ledger. However, a lack of expansion in usage of XRP and the XRP Ledger could adversely affect an investment in Shares.

The further development and acceptance of the XRP Ledger, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance or usage of the XRP Ledger may adversely affect the price of XRP and therefore an investment in the Shares. The further adoption of XRP will require growth of the XRP Ledger. Adoption of XRP will also require an accommodating regulatory environment.

The use of digital assets such as XRP to, among other things, buy and sell goods or services or facilitate cross-border payments is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. The XRP Ledger is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve.

Today, speculators make up a significant portion of users of XRP and other cryptocurrencies. Certain merchants and major retail and commercial businesses have only recently begun accepting XRP and the XRP Ledger as a means of payment for goods and services. Speculation may contribute to outsized price volatility, which in turn can make XRP less attractive to merchants and commercial parties as a means of payment. A lack of expansion by XRP into retail and commercial markets or a contraction of such use may result in a reduction in the price of XRP, which could adversely affect an investment in the Trust.

In addition, there is no assurance that XRP will maintain its value over the long term. The price of XRP is subject to risks related to its usage. Even if growth in XRP Ledger adoption occurs in the near or medium term, there is no assurance that XRP usage will continue to grow over the long term. A contraction in use of XRP may result in increased volatility or a reduction in the price of XRP, which would adversely impact the value of the Shares.

The fixed supply of XRP may negatively impact the operation of the XRP Ledger.

Unlike other digital assets such as bitcoin or ether, XRP is not and was not mined gradually over time. Instead, all 100 billion XRP tokens were created at the time of the XRP Ledger’s launch in 2012. This means that every XRP token that exists today, or will ever exist, was generated from the outset of the XRP Ledger. As a result, there is no ability for the supply of XRP to be adjusted in response to economic conditions. For instance, there is no ability for the supply of XRP to be increased to meet rising demand, which could lead to price volatility. In addition, unlike blockchains that utilize “proof-of-work” or “proof-of-stake” where miners or stakers are rewarded with newly minted coins or tokens, XRP validators are not incentivized by block rewards since there is no new issuance of XRP.

Additionally, the fixed supply of XRP, combined with the burning of XRP (permanently destroyed) as transaction fees, could create deflationary pressure over time. A small amount of XRP is burned with every transaction to prevent spam on the network. While the amount of XRP burned per transaction is minuscule, over time, the total supply of XRP will slowly decrease. This could lead to a deflationary environment where the decreasing supply drives up the price of XRP, making it less practical as a medium of exchange. Additionally, as the total supply of XRP slowly shrinks due to burning, liquidity could become an issue in the distant future, potentially making it harder for businesses and users to access sufficient XRP for their transactions or for the Trust to operate.

The fixed supply of XRP could also contribute to price volatility, especially if demand fluctuates significantly. Since the supply of XRP is fixed, any significant surge in demand can result in large price spikes. For example, during periods of high market activity or speculation, the price of XRP could rapidly increase due to the inability to expand supply to match demand. This volatility could make XRP less predictable for businesses that rely on it for payments. Digital assets with a flexible supply, such as stablecoins, can adjust to maintain a stable value. XRP, however, could experience price swings that make it less attractive for everyday transactions or long-term financial planning.

The fixed supply of XRP may also not scale well with rapidly expanding use cases. As more businesses, financial institutions, and payment providers adopt XRP for cross-border transactions and other use cases, there is a risk that the fixed supply may not meet the growing demand, leading to supply shortages and further price volatility. In the case of massive adoption, the scarcity of XRP could raise its value too much, making it less appealing for day-to-day transactions or use as a liquidity bridge in cross-border payments, as businesses might prefer a more stable and widely available currency.

The significant holdings of XRP by Ripple Labs and other early stakeholders could have an adverse effect on the market price of XRP.

Ripple Labs holds a large portion of the XRP supply, which has led to concerns about centralization. Despite escrow mechanisms that gradually release XRP into the market, Ripple Labs still retains control over a significant portion of XRP, which can impact market dynamics if large amounts are sold. The concentration of XRP in the hands of Ripple Labs and early stakeholders has sometimes led to perceptions of centralization, which could affect the market’s confidence in XRP as a decentralized asset.

It is believed, although there is no official confirmation, that Ripple Labs’ early founders, including Chris Larsen and Jed McCaleb, continue to possess large quantities of XRP. This level of ownership may allow them to exert considerable influence over the governance of the system. Furthermore, if wallets believed to belong to these individuals or other initial XRP holders are seen selling tokens, it could adversely affect XRP’s market price.

Competition from other consortia or private blockchains, could have a negative impact on the price of XRP and adversely affect an investment in the Shares.

Many consortia and financial institutions that are potential XRP users are researching and investing resources into private or permissioned blockchain platforms that could compete with XRP to facilitate cross-currency transactions. Such initiatives, which include J.P. Morgan’s Onyx and Consensys’ Quorum, offer financial payment networks and have partnered with many financial institutions. However, unlike the XRP Ledger, these platforms do not necessarily require a native digital currency like XRP. In evaluating competing distributed ledger technologies, financial institutions may prefer permissioned blockchains without digital currencies over the XRP Ledger and XRP in the future. If financial institutions choose to use permissioned blockchains without digital currencies, the price of XRP may be negatively affected, which would adversely affect an investment in the Shares.

Any name change and any associated rebranding initiative may not be favorably received by the digital asset community, which could negatively impact the price of XRP and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on XRP. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand-name recognition or status that is comparable to the recognition or status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the price of XRP and the value of the Shares.

The Trust will not directly or indirectly participate in any staking program, and accordingly the Shareholders will not receive any staking rewards or other income.

The XRP Ledger does not use proof-of-stake validation. Accordingly, neither the Trust, nor the Sponsor, nor the Custodians, nor any other person associated with the Trust will, directly or indirectly, engage in action where any portion of the Trust’s XRP becomes subject to proof-of-stake validation or is used to earn additional XRP or generate rewards or other income. Accordingly, the Trust may underperform other pooled investment vehicles that may participate in staking.  Investors who seek to participate in staking rewards should consider other investment options.

The loss or destruction of a private key required to access XRP may be irreversible. The Custodians’ loss of access to a private key associated with the Trust’s XRP could adversely affect an investment in the Shares.

Transfers of XRP among users are accomplished via XRP transactions (i.e., sending XRP from one user to another). The creation of an XRP transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular XRP, the XRP is inaccessible. The custody of the Trust’s XRP is handled by the Custodians, and the transfer of XRP to and from Authorized Participants is directed by the Sponsor. The Sponsor has evaluated the procedures and internal controls of the Trust’s Custodians to safeguard the Trust’s XRP holdings. If the Custodians’ internal procedures and controls are inadequate to safeguard the Trust’s XRP holdings, and the Trust’s private key(s) is(are) lost, destroyed or otherwise compromised and no backup of the private key(s) is(are) accessible, the Trust will be unable to access its XRP, which could adversely affect an investment in the Shares. In addition, if the Trust’s private key(s) is(are) misappropriated and the Trust’s XRP holdings are stolen, the Trust could lose some or all of its XRP holdings, which could adversely impact an investment in the Shares.

New competing digital assets may result in a reduction in demand for XRP, which could have a negative impact on the price of XRP and may have a negative impact on the performance of the Trust.

XRP faces significant competition from other digital assets, as well as from other technologies or payment forms, such as SWIFT, ACH, remittance networks, credit cards and cash. There is no guarantee that XRP will become a dominant form of cross-border payments, store of value or method of exchange.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of XRP and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, XRP and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, XRP. As a result of any of the foregoing factors, the price of XRP could decrease, which could adversely affect an investment in the Trust.

The price of XRP may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the XRP market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of XRP. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the XRP market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for XRP, could cause artificial rather than genuine demand for XRP, artificially inflating the price of XRP, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the XRP market. While USDC is designed to maintain a stable value at US $1.00 at all times, on March 10, 2023, the value of USDC fell below US $1.00 for multiple days after Circle Internet Financial disclosed that US $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for XRP. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including XRP), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the XRP market, and affect the price of XRP, and in turn impact an investment in the Shares.

Validators may cease participating in validating activities because they are provided no direct financial incentive to participate or because certain jurisdictions may limit or otherwise regulate validating activities, which could negatively impact the value of XRP and the value of the Shares.

Unlike many other blockchain networks, validators on the XRP Ledger are not directly compensated for their participation in the consensus process. Running a validator on the XRP Ledger is generally considered a voluntary contribution to the health and decentralization of the network. Participants run validators for reasons other than direct financial gain, such as supporting the network’s decentralization, ensuring its security, or for reputational benefits within the XRP community. However, because there is no financial incentive for entities or individuals to maintain validators, there is no guarantee that such entities or individuals will continue to do so. Additionally, entities or individuals running validators in certain jurisdictions may be limited or prohibited from continuing these activities as a result of regulation or governmental decree.

Validators ceasing operations or participation in the consensus mechanism would make the XRP Ledger more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process and security of the XRP Ledger may adversely affect the Trust’s investments in XRP. To the extent that a significant number of entities or individuals stop running validators, there would be serious negative consequences to the XRP Ledger’s functionality, security and overall existence.

If the XRP Ledger is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in XRP could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of XRP and the value of the Shares.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities. If the XRP Ledger is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in XRP could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and XRP could be removed from digital asset trading platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the XRP Ledger is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the XRP Ledger and/or adversely affect the price of XRP, the attractiveness of the XRP Ledger and an investment in the Shares of the Trust.

The Trust and the Sponsor, acting on behalf of the Trust, directly interact with parties that are themselves subject to AML program requirements under the Bank Secrecy Act or similar laws.

The Authorized Participants are registered broker-dealers or financial institutions exempt from broker-dealer registration and therefore are subject to AML and countering the financing of terrorism obligations under the Bank Secrecy Act as administered by FinCEN and further overseen by the SEC and FINRA. In accordance with its regulatory obligations, the Authorized Participants conduct customer due diligence.

When the Trust and the Sponsor, acting on behalf of the Trust, buy, sell or deliver, as applicable, XRP, they transact directly with financial institution counterparties that are subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. The Trust will not hold any XRP except those that have been delivered by the Trust’s XRP trading counterparties in connection with creation requests.

If the Sponsor, the Trust, or an Authorized Participant were nevertheless to transact with such a sanctioned entity, the Sponsor, the Trust, and such Authorized Participant would be at increased risk of potential criminal or civil lawsuits.

A temporary or permanent “fork” of the XRP Ledger could adversely affect the value of the Shares.

A fork in the XRP Ledger could adversely affect the value of the Shares or the ability of the Trust to operate. A hard fork could also adversely affect the price of XRP at the time of announcement or adoption, or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. If the hard fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the XRP Ledger and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that would ultimately end up as the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the XRP Ledger community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum blockchain to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic,” with the digital asset on that blockchain now referred to as “ETC.” ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to a fracturing of the network. After a hard fork, it may become easier for an individual validator or validating pool’s power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, making it more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of XRP at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. Following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell-off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational, security, legal or regulatory, or other risks for the Trust, the Sponsor, the Custodians, Authorized Participants, or other entities.

The only digital asset that will be held by the Trust is XRP. If XRP were to fork into two digital assets, the Trust may hold, in addition to its existing XRP balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving XRP. The Trust may receive or claim rights to any digital assets created by a fork of the XRP Ledger that are supported by the Custodians and for which the Trust’s trading counterparties support a secondary market. Furthermore, the Pricing Benchmark does not track airdrops involving XRP or the XRP Ledger. Accordingly, the Trust will disclaim, and the Sponsor will cause the Trust to irrevocably abandon, all rights to digital assets airdropped to holders of XRP. By investing in the Trust rather than directly in XRP, you forgo potential economic benefits associated with airdrops. Before the Trust claims any digital asset resulting from a fork in the XRP Ledger or an airdrop (other than XRP), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part, and approval of an application by the Exchange to amend its listing rules. If such approvals are not obtained, the Sponsor will cause the Trust to irrevocably abandon such digital asset.

In the event of a hard fork of the XRP Ledger, the Sponsor will, pursuant to the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the highly unlikely event of a hard fork of the XRP Ledger, the Sponsor will use its discretion to determine, promptly and in good faith, which digital asset network, among a group of incompatible forks of the XRP Ledger, is generally accepted as the XRP Ledger and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of XRP, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, and validator and community engagement with, the XRP Ledger, along with market capitalization and trading activity. There is no guarantee that the Sponsor will choose the cryptocurrency that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Custodians, security vendors and the Benchmark Provider on what is generally accepted as XRP and should therefore be considered “XRP” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the XRP Ledger, the Custodians’ operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s XRP holdings.

In the event of a hard fork of the XRP Ledger, the Custodians may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer XRP on the Custodians’ platforms. Such a delay may be intended to permit the Custodians to assess the resulting versions of the XRP Ledger, to determine how best to securely “split” the XRP from the Forked Asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the Custodians’ operations are halted.

In addition, any losses experienced by the Custodians due to a hard fork, including due to replay attacks or technological errors in assessing the fork, could have a materially adverse impact on an investment in the Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including XRP, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are not uncommon on the XRP Ledger. Airdrops may be conducted by sending a token to the holders of set amounts of XRP or to particular public addresses on the XRP Ledger. Airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network or entirely separate digital asset network. A user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders may not receive the benefits of any forks; the Trust may not choose, or be able, to participate in an airdrop; and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right is known as an “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable and, if possible, immediately, distribute such assets to the Sponsor. Once such assets have been acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition thereof. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset that may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to the Depository Trust Company (“DTC”) to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisers, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

●	the availability of a safe and practical way to take custody of the Incidental Right or IR Asset;

●	the cost or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such cost or burden exceeds the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;

●	whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to take custody of and secure such Incidental Right or IR Asset;

●	the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and

●	whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Right or IR Asset may create legal or regulatory risks, liability, or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the CEA).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop on the XRP Ledger (other than XRP), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

If a malicious actor obtains control of more than 80% of the validating nodes on the XRP Ledger, or otherwise obtains control over the XRP Ledger through its influence over trusted validators or otherwise, such actor could manipulate the XRP Ledger, which could adversely affect the value of the Shares or the ability of the Trust to operate.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the XRP Ledger contains certain vulnerabilities. The XRP Ledger relies on a decentralized network of validator nodes that agree on the order and validity of transactions. These nodes form the backbone of the consensus process. Each validator node maintains a Unique Node List, which is a list of other validators it trusts. For a malicious actor to take over, they would need to control a significant portion of the validators on the majority of these UNLs. To successfully alter the ledger, the malicious actor would likely need to control more than 80% of the validator nodes or the voting power on the most widely used UNLs.

If the malicious actor cannot control the validator nodes directly, they might attempt to compromise the validators that are already trusted by the network (i.e., those on the commonly used UNLs). This could involve hacking, bribery, deception or coercion.

Compared to other digital asset networks such as the Bitcoin network and Ethereum network, the XRP Ledger relies on a relatively small number of validators, and each validator maintains a UNL that is an even smaller subset of the validators. While this helps maintain a fast and efficient network, it could expose the XRP Ledger to additional vulnerabilities. For example, a malicious actor could attempt a “Sybil” attack whereby it would attempt to gain the trust of existing validators using a large number of fake identities. Such an attack would be difficult to execute because human intervention would be required for the malicious validators to become trusted, but the risk is made greater by the small number validators included on each validator’s UNL.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

In April 2025, a malware incident was detected in a popular open-source JavaScript library linked to the XRP Ledger. The attack exploited a supply chain weakness, allowing harmful code to be introduced and potentially affecting applications that relied on the compromised library. Although the main XRP Ledger protocol and validator systems remained secure, certain third-party apps using the affected library may have faced risks such as unauthorized data access or operational disruptions. The developer community quickly identified and resolved the issue, and there have been no public reports of significant exploitation. Nevertheless, this event underscores the XRP Ledger’s dependence on third-party software components. Similar future vulnerabilities could undermine trust in the XRP Ledger, interfere with connected applications, harm network stability, or otherwise negatively influence the value of the Shares or the Trust’s operations.

The digital asset trading platforms on which XRP trades are relatively new and largely unregulated or may not be complying with existing regulations.

Digital asset markets, including spot markets for XRP, are growing rapidly. The digital asset trading platforms through which XRP and other digital assets trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of XRP for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring XRP from a personal account to a third party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as XRP on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. Consequently, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which XRP trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the XRP Ledger and can slow down the mass adoption of XRP. Further, digital asset trading platform failures or the failure of any other major component of the overall XRP ecosystem can have an adverse effect on XRP markets and the price of XRP, and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of XRP trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in XRP generally and result in greater volatility in the market price of XRP and the Shares of the Trust. Furthermore, the closure or temporary shutdown of an XRP trading platform may impact the Trust’s ability to determine the value of its XRP holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

Digital asset trading platforms may be exposed to security breaches.

The nature of the assets held at XRP trading platforms makes them appealing targets for hackers and a number of XRP trading platforms have been victims of cybercrimes. Over the past several years, some digital asset trading platforms have been closed due to security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences both for users of digital asset trading platforms and for the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased by more than 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-e, a now-defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, the Japanese digital asset trading platform, Coincheck was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform Bitgrail was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platforms, Binance, was hacked, resulting in losses of approximately $40 million.

Digital asset trading platforms may be exposed to fraud and market manipulation.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others, (1) “wash trading”; (2) persons with a dominant position in XRP manipulating XRP pricing; (3) hacking of the XRP Ledger and trading platforms; (4) malicious control of the XRP Ledger; (5) trading based on material, nonpublic information (for example, plans of market participants to significantly increase or decrease their holdings in XRP, new sources of demand for XRP, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at XRP trading platforms.

Over the past several years, a number of digital asset trading platforms have been closed or faced issues due to fraud. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300 million to $600 million of digital assets were removed from FTX. The full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a digital asset trading platform’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in XRP, may adversely impact pricing trends in XRP markets broadly, as well as an investment in Shares of the Trust.

Digital asset trading platforms may be exposed to wash trading.

Digital asset trading platforms on which XRP trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

In the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the digital asset trading venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the price of XRP and/or negatively affect the market perception of XRP.

To the extent that wash trading either occurs or appears to occur on trading platforms on which XRP trades, investors may develop negative perceptions about XRP and the digital assets industry more broadly, which could adversely impact the price XRP and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

Digital asset trading platforms may be exposed to front-running.

Digital asset trading platforms on which XRP trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized digital asset trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulation of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Momentum pricing.

The market price of XRP is not based on any kind of claim, nor is it backed by any physical asset. Instead, the market value depends in part on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market price of XRP and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, XRP may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of XRP and, in turn, an investment in the Trust.

The value of XRP as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of XRP has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the price of XRP, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the price of XRP will fall to a fraction of its current value, or even to zero. XRP has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Political or economic crises may motivate large-scale sales of XRP, which could result in a reduction in the price of XRP and adversely affect an investment in the Shares.

As an alternative to fiat currencies that are backed by central governments, XRP is subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of XRP, either globally or locally. Large-scale sales of XRP would result in a reduction in its price and adversely affect an investment in the Shares.

Ownership of XRP is pseudonymous, and the supply of accessible XRP is unknown. Entities with substantial holdings in XRP may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of XRP and adversely affect an investment in the Shares.

There is no registry showing which individuals or entities own XRP or the quantity of XRP that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early XRP adopters hold a significant proportion of the XRP that has been created to date. There are no regulations in place that would prevent a large holder of XRP from selling XRP it holds. To the extent such large holders of XRP engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of XRP and adversely affect an investment in the Shares.

Irrevocable nature of blockchain-recorded transactions.

XRP transactions recorded on the XRP Ledger are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the XRP Ledger’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of XRP or a theft of XRP generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s XRP could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s XRP through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred XRP. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A disruption of the internet may affect XRP Ledger operations, which may adversely affect the XRP industry and an investment in the Trust.

The XRP Ledger relies on the internet. A significant disruption of internet connectivity could disrupt the XRP Ledger’s functionality until such disruption is resolved. A disruption in the internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and validators are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the XRP Ledger, participants may lose faith in the security of XRP, which could affect XRP’s value and consequently the value of the Shares.

Any internet failures or internet connectivity-related attacks that impact the ability to transfer XRP could have a material adverse effect on the price of XRP and the value of an investment in the Shares.

Potential amendments to the XRP Ledger’s protocols and software could, if accepted and authorized by the XRP Ledger community, adversely affect an investment in the Trust.

Development and maintenance of the source code for the XRP Ledger is largely driven by a community of developers and contributors. Ripple Labs is influential, for example, as it employs a team of engineers and developers who contribute significantly to the core codebase of the XRP Ledger. The XRP Ledger Foundation is also influential as it relates to the development and governance of the XRP Ledger. The XRP Ledger Foundation is an independent organization established to support the development and adoption of the XRP Ledger. While Ripple Labs remains a key contributor, the XRP Foundation aims to ensure that the ledger remains open and decentralized, promoting transparency and inclusivity in its governance and development. Being an open-source project, the XRP Ledger also has contributions from independent developers and other entities interested in its success. These community contributors can propose changes, submit pull requests, and report issues on the XRP Ledger’s GitHub repository.

Any of these parties can propose amendments to the XRP Ledger’s source code that, if accepted by validators and users, could alter the protocols and software of the XRP Ledger and the properties of XRP. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new XRP or changes to the XRP supply, which could undermine the appeal and market price of XRP. Alternatively, software upgrades and other changes to the protocols of the XRP Ledger could fail to work as intended or could introduce bugs, coding defects or flaws, or security risks, or they could otherwise adversely affect, the speed, security, usability, or value of the XRP Ledger or XRP. As a result, the XRP Ledger could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Trust.

Decentralized governance of the XRP Ledger could have a negative impact on the performance of the Trust.

Governance of decentralized networks, such as the XRP Ledger, is achieved through voluntary consensus and open competition. In other words, the XRP Ledger has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect XRP’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. To the extent lack of clarity in corporate governance of the XRP Ledger leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

Double-spending risks.

The XRP Ledger is designed to be resistant to double-spending risks through its consensus algorithm. The consensus protocol ensures that once a transaction is confirmed by a supermajority of trusted validators, it is immutable and cannot be reversed. This immediate finality is a key defense against double-spending. Additionally, transactions on the XRP Ledger are atomic, meaning they are either fully executed or not executed at all. This prevents any partial completion that could lead to inconsistencies or double-spending. Nonetheless, if the consensus mechanism fails (e.g., due to a significant portion of validators being compromised), conflicting transactions could potentially be validated by different parts of the network. Additionally, if a malicious actor controlled or colluded with a supermajority of validators, they could attempt to manipulate the ledger to allow a double spend. However, this would require controlling or influencing over 80% of the trusted validators on the majority of UNLs (Unique Node Lists), which is considered highly improbable given the decentralized nature of the validators. A highly sophisticated network attack that isolates parts of the network could theoretically lead to inconsistent views of the ledger. However, this would require an advanced and coordinated effort, and even then, the network’s design aims to prevent such scenarios from resulting in double-spends.

Flaws in source code.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying XRP could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing, could make cryptography ineffective. In any of these circumstances, a malicious actor may be able to steal XRP held by others, which could adversely affect the demand for XRP and therefore adversely impact the price of XRP and the value of the Shares. Even if a digital asset other than XRP were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including XRP, and therefore adversely affect the value of the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in XRP could have a negative impact on the price of XRP and adversely affect the value of the Shares.

As of October 8, 2025, XRP was the fifth largest digital asset by market capitalization as tracked by CoinMarketCap.com. As of October 8, 2025, there were over 8,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $4.22 trillion (including the approximately $173.57 billion market cap of XRP), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. Many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the XRP Ledger. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, XRP and thereby adversely affect the value of the Shares.

Investors may invest in XRP through means other than the Shares, including through direct investments in XRP and other potential financial vehicles, possibly including securities backed by or linked to XRP and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in XRP directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of XRP are formed and represent a significant proportion of the demand for XRP, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding XRP, could negatively affect the Pricing Benchmark, the Trust’s XRP holdings, the price of the Shares, and the NAV of the Trust.

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded XRP products. If the SEC were to approve many or all of the currently pending applications for such exchange-traded XRP products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. The Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a substandard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of XRP.

Congestion or delay in the XRP Ledger may delay purchases or sales of XRP by the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the XRP Ledger. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the XRP Ledger. Any delay in the XRP Ledger could affect an Authorized Participant’s ability to buy or sell XRP Ledger at an advantageous price resulting in decreased confidence in the XRP Ledger. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the XRP Ledger and the value of the Trust would be adversely affected.

A determination that XRP or any other digital asset is offered or sold as a “security” may adversely affect the price of XRP and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

The trading prices of many digital assets, including XRP, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of XRP, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including XRP, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including XRP, over the course of 2017, followed by steep drawdowns throughout 2018 in digital asset trading prices, including for XRP. These drawdowns notwithstanding, digital asset prices, including XRP, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices, including XRP, continued to experience significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021, and throughout 2022, and digital asset prices have continued to fluctuate through 2023 and to date in 2024.

Extreme volatility in the future, including further declines in the trading prices of XRP, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of XRP and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of XRP.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in XRP and, consequently, the Trust, is speculative. The price of XRP is volatile, and market movements of XRP are difficult to predict. Supply and demand changes rapidly are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of XRP.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s XRP holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of XRP.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share, although some creations or redemptions may take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of XRP per share.

Different from directly owning XRP.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased XRP directly. The differences in performance may be due to factors such as fees, transaction costs, and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning XRP directly, such as the right to claim air drops.

Pricing Benchmark tracking risk.

The Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences, differences in the timing of the addition or removal of constituent exchanges underlying the Pricing Benchmark or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

The Trust’s and the Authorized Participants’ ability to buy or sell XRP may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. It is also possible that an XRP spot market or governmental authority may suspend or restrict trading in XRP altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting XRP or other issues affecting counterparties. XRP is a new asset with a very limited trading history. Therefore, the markets for XRP may be less liquid and more volatile than other markets for more established products.

The value of the Shares may be influenced by a variety of factors unrelated to the value of XRP.

The value of the Shares may be influenced by a variety of factors unrelated to the price of XRP and the XRP exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

●	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of XRP have been developed specifically for this product;

●	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with each Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the XRP Ledger may increase the potential for XRP to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Authorized Participants’, or its Authorized Participant Designee’s, buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Authorized Participants may take long or short positions in XRP for hedging or other purposes and in some cases those positions may be substantial relative to the XRP market as a whole. Authorized Participants’, or an Authorized Participant Designee’s, purchase of XRP in connection with Cash Creation Orders (defined below) may cause the price of XRP to increase, which will result in higher prices for the Shares. Increases in the XRP prices may also occur as a result of XRP purchases by other market participants who attempt to benefit from an increase in the market price of XRP when baskets are created. The market price of XRP may therefore decline immediately after Baskets are created.

Selling activity associated with sales of XRP by Authorized Participants, or their Authorized Participant Designee’s, in connection with Cash Redemption Orders (defined below) may decrease XRP prices, which will result in lower prices for the Shares. Decreases in XRP prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of XRP by Authorized Participants, or their Authorized Participant Designees, may have on the price of XRP, sales and purchases of XRP by similar investment vehicles (if developed) could impact the price of XRP. If the price of XRP declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their XRP exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient XRP liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of XRP, wide spreads between prices quoted on different XRP trading platforms, the closing of XRP trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to XRP may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market

Arbitrage transactions intended to keep the price of Shares closely linked to the price of XRP may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of XRP to and by the Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of XRP, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Custodians, the closing of XRP trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the XRP Ledger, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying XRP may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the XRP Ledger, the processing of transactions on the XRP Ledger may be disrupted, which in turn may prevent XRP trading counterparties from depositing or withdrawing XRP from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of XRP and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for XRP should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering XRP in return for Baskets, the price of Shares may diverge from the price of XRP.

The use of cash creations and redemptions, to the extent used by Authorized Participants, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of XRP and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

To the extent Authorized Participants effectuate creations and redemptions for cash, there may be delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying XRP, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of XRP, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying XRP held by the Trust or sell Shares at a price lower than the value of the underlying XRP held by the Trust, causing Shareholders to suffer losses.

The Authorized Participants may serve in such capacity for several competing exchange-traded XRP products, which could adversely affect the Trust’s operations and the secondary market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded XRP products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s XRP (i.e., at a greater premium or discount to the Trust’s NAV).

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of XRP and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the XRP Ledger, thefts can be difficult to trace, which may make XRP a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Benchmark Provider, the Transfer Agent, the Marketing Agent, the Administrator, or the Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s XRP held in the Trust’s account with the Custodians will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s XRP or private keys and will only become more appealing as the Trust’s assets grow. While the Trust, the Sponsor and the Custodians have implemented procedures to identify and or stop new security threats and expect to adapt to technological changes in the digital asset industry, to the extent such efforts are unsuccessful the Trust’s XRP may be subject to theft, loss, destruction or other attack.

Additionally, access to the Trust’s XRP could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s XRP. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Custodians, the private keys (and therefore XRP) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodians may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result, see “LIABILITY AND INDEMNIFICATION” and “MATERIAL CONTRACTS” below.

If the Trust’s holdings of XRP are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Custodians have limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Custodians’ actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s XRP. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the Prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement and Sponsor Agreement as amended without specific agreement to such increase.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s XRP.

Custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Trust does not normally interact with any digital asset trading platforms, and the Trust’s XRP is held in a cold storage wallet with the Gemini Custodian, a New York limited purpose trust company, and the BitGo Custodian, a duly chartered a South Dakota trust company, pursuant to an express custodial relationship. The Sponsor believes that the security procedures that the Sponsor and the Custodians utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s XRP from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Custodians employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor and the Custodians are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s XRP and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The Trust’s Custodians could become insolvent or become subject to a receivership or bankruptcy proceeding, which may result in a loss of or delay in access to Trust assets.

If the Custodians become insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of the Custodians may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodians. The Gemini Custodian is a regulated third-party custodian that carries insurance and is chartered as a limited purpose trust company under the New York Banking Law. The BitGo Custodian is a trust company regulated by the South Dakota Division of Banking. The Gemini Custodial Services Agreement provides that the parties treat the Trust’s XRP credited to the Trust as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Gemini Custodian will serve as a securities intermediary with respect to such assets. While other types of assets held in a similarly-segregated manner have been deemed not to be part of the asset custodian’s bankruptcy estate under various regulatory regimes, bankruptcy courts have not yet fully addressed the appropriate treatment of custodial holdings of digital assets and any such determination may be highly fact-specific.

Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as the Custodians, in the event of an insolvency, receivership or bankruptcy proceeding with respect to the Custodians, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of the Custodians, and that customers of the Custodians – including the Trust – may be at risk of being treated as general unsecured creditors of the Custodians and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of the Custodians’ bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit the Custodians to retain possession or custody of their customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of XRP by the Sponsor to effectuate subscriptions for cash and the selling of XRP to effect redemptions for cash and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s XRP. The Trust relies on the Cash Custodian to hold any cash related to the purchase or sale of XRP. To the extent that the Trust or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the Cash Custodian, or the imposition of operational restrictions by these banking partners and the inability of the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the Cash Custodian, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. If the Cash Custodian were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s ability to provide services to the Trust could be affected. Moreover, the future failure of the Cash Custodian or other bank at which the Trust maintains cash could result in losses to the Trust, to the extent the balances are not covered by deposit insurance. As a result, the Trust could suffer losses.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with XRP and digital assets. By concentrating its investment strategy solely in XRP, any losses suffered as a result of a decrease in the price of XRP can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) Authorized Participants’ ability to purchase and sell XRP in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the XRP Ledger; (3) the XRP market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which XRP trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of XRP represented by the Shares will decline over time.

Each outstanding Share represents a fractional, undivided interest in the XRP held by the Trust. The Trust does not generate any income and transfers XRP to pay for the Sponsor Fee and other liabilities. Therefore, the amount of XRP represented by each Share will gradually decline over time. Assuming a constant XRP price, the trading price of the Shares is expected to gradually decline relative to the price of XRP as the amount of XRP represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of XRP represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of XRP.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. The Sponsor’s competitors may be able to launch similar products to the Trust before the launch of the Trust due to, for example, the satisfaction of all regulatory requirements required to launch before the Trust is able to do so. Accordingly, the Sponsor’s competitors may commercialize a product involving XRP more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust (i.e., revenues that would commercially justify the Sponsor continuing to devote time and resources to the operation of the Trust), which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other Extraordinary Expenses that are not Sponsor-paid Expenses, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s XRP.

The Sponsor could decide to replace either Custodian as the custodian of the Trust’s XRP, or a Custodian may cease providing the custodial services necessary for the Trust’s normal operations. For example, the Trust’s custodian may become insolvent and enter bankruptcy or receivership proceedings, or discontinue business operations with little or no warning to the Sponsor or the Trust. Transferring maintenance responsibilities of the Trust’s account with a Custodian to another party will likely be complex and could subject the Trust’s XRP to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodial Services Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s XRP.

On October 19, 2023, Gemini, a Custodian for the Trust, was named in a complaint filed by the New York Attorney General (“NYAG Lawsuit”) against Gemini and other entities, including Genesis and its affiliates (collectively, the “Genesis Entities”) in a New York state court, alleging, inter alia, that Gemini had violated New York’s Martin Act by soliciting money from the public, including persons in New York, with false assurances that an investment program called Gemini Earn, pursuant to which customers of Gemini could deposit money in Earn accounts at Gemini that would then be loaned to the Genesis Entities and repaid with interest by them, was a highly liquid investment and that Genesis was a creditworthy borrower based on the Gemini Custodian’s ongoing risk monitoring. On February 9, 2024, NYAG amended its lawsuit to add additional allegations against defendants other than Gemini. No new allegations were made against Gemini as part of the February 9 amendments.

On April 19, 2024, the United States Bankruptcy Court, Southern District of New York in the Genesis bankruptcy proceedings, approved a settlement that allowed for certain payments, on an in-kind “coin-for-coin” basis, to be made. Gemini made certain payments, on an in-kind “coin-for-coin” basis to Gemini Earn investors on May 29, 2024, however these investors were not made completely whole and were still owed approximately $50 million in cryptocurrency. On June 14, 2024, Gemini and NYAG entered into a Stipulation and Consent to Judgement which resolves claims against Gemini set out in the NYAG Lawsuit as described above (the “NYAG Settlement”). As part of the NYAG Settlement, Gemini will return approximately $50 million worth of digital assets to investors of the Gemini Earn program who were entitled to receive, and did receive, distributions from Gemini on May 29, 2024. Gemini will be required to make such full and complete restitution on an in-kind “coin-for-coin” basis. Additionally, Gemini will be banned from operating any cryptocurrency lending program in New York, unless a future state or federal legislation specifically permits cryptocurrency lending programs in or from the State of New York at which point NYAG’s consent shall be required.

On February 28, 2024, Gemini and the New York State Department of Financial Services (“NYDFS”) announced that they had entered into an administrative consent settlement agreement (the “NYDFS Settlement”) that included findings, primarily with respect to the Gemini Earn program, that Gemini had conducted some of its business in an unsafe and unsound manner, made false or misleading advertising statements, and failed to maintain an effective customer due diligence program, and committed other violations of New York Banking Law and NYDFS regulations. Pursuant to this settlement, Gemini has agreed to ensure that at least $1.1 billion is returned to Gemini Earn users through the Genesis bankruptcy proceedings that are also creditors in the Genesis bankruptcy. In addition, Gemini has agreed to contribute at least $40 million for the benefit of impacted Gemini Earn users and pay a $37 million fine to NYDFS. In determining the appropriate amount of the penalty, the NYDFS acknowledged and commended Gemini’s cooperation and recognized Gemini’s engagement with the NYDFS on the matters identified in the NYDFS Settlement and its ongoing efforts to remediate the shortcomings identified in the NYDFS Settlement and during the NYDFS’ most recent examination of Gemini.

Additionally, pursuant to the NYDFS Settlement, Gemini agreed to provide an action plan to NYDFS including implementing the recommendations of an outside consultant in connection with a governance and management assessment, continuing to strengthen its controls, policies and procedures to ensure robust compliance programs in connection with its virtual currency business activity, and continuing its cooperation with the NYDFS to remediate the violations identified in the NYDFS Settlement and previous examinations. The NYDFS Settlement also reserves the NYDFS’s right to bring an action against Gemini if Gemini fails to fulfill its obligations under NYDFS Settlement. The NYDFS Settlement does not resolve any other regulatory proceedings or litigation involving Gemini. As a regulated entity with financial services licenses in multiple jurisdictions, it is possible that other regulators may decide to initiate their own action with respect to Gemini based on the findings contained in the NYDFS Settlement.

Gemini, as a Custodian, could be required, as a result of judicial or regulatory determinations, or could choose, to restrict or curtail the services it offers (whether in or from New York State or generally), its licenses could be impacted, or its financial condition and ability to provide services to the Trust could be affected as a result of the NYDFS Settlement, NYAG Settlement, or other litigation. If a Custodian were to be required or choose, as a result of the NYDFS Settlement, NYAG Settlement, or other litigation or regulatory action, to restrict, curtail, or terminate the services it offers, it could negatively affect the Trust’s ability to operate, hold XRP, or process creations or redemptions of Baskets, which could force the Trust to engage an alternate Custodian or to liquidate and could adversely affect the value of the Shares.

On September 18, 2025, the SEC formally closed its investigation into Gemini regarding Gemini Earn. The SEC has stated that it will not pursue enforcement action at this time. However, the SEC’s decision does not constitute an exoneration and does not preclude future regulatory action. Gemini and the SEC have reached a resolution in principle to settle the related lawsuit, and litigation has been paused pending finalization of settlement terms.

While this closure reduces immediate litigation risk associated with Gemini Earn, regulatory scrutiny of digital asset platforms remains ongoing and subject to change. The Trust may be indirectly affected by future actions involving Gemini.

Limited recourse.

The Custodians have limited liability for any loss, claim, or damage to the Trust, impairing the ability of the Trust to recover losses relating to its XRP and any recovery may be limited, except to the extent of a final, non-appealable judicial determination that such loss, claim or damage directly resulted from the gross negligence, willful misconduct or fraud of the Custodians. In addition, the Custodians are generally not be liable for any loss caused, directly or indirectly, by the failure of the Trust to adhere to the Custodians’ policies and procedures that have been disclosed to the Trust, a force majeure event or certain actions determined by the Custodians to be necessary or advisable to inspect and protect the security of the Trust’s assets. Furthermore, the Custodians are generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Custodians or any system failure (other than a system failure caused by the gross negligence, willful misconduct or fraud of the Custodians or the Custodians’ affiliates), that prevents the Custodians from fulfilling its obligations.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Custodians

Each of the Sponsor, the Trustee, the Transfer Agent and the Custodians has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the XRP holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding XRP. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of XRP. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Extraordinary Expenses that would be borne by the Trust through the sale or transfer of its XRP and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer XRP may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its XRP. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

XRP has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the XRP market, including advancements in the underlying technology, changes to XRP may expose investors in the Trust to additional risks which are impossible to predict.

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor does not have operating practices that require personnel to pre-clear personal trading activity in which XRP is the referenced asset. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Without implementing pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase and sale of XRP. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

This risk is present in traditional financial markets and is not unique to XRP. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to XRP, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the XRP held by the Trust and, consequently, on the market value of XRP.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●	the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	the Trust has agreed to indemnify the Sponsor, the Trustee and their respective affiliates pursuant to the Trust Agreement;

●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

●	the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●	affiliates of the Sponsor may start to have substantial direct investments in XRP, or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Pricing Benchmark price and, in turn, the value of the Shares; and

●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

Risks Associated with the Pricing Benchmark

The Pricing Benchmark has a limited history.

The Pricing Benchmark has a limited history and the Pricing Benchmark Price is a composite reference rate calculated using trading price data from various digital asset trading platforms chosen by the Benchmark Provider. The digital asset trading platforms chosen by the Benchmark Provider have also changed over time. For example, on July 28, 2024, the Benchmark Provider added Crypto.com to the Pricing Benchmark due to the trading platform meeting the Benchmark Provider’s minimum liquidity requirement, and did not remove any Constituent Platforms as part of its scheduled quarterly review. The Benchmark Provider may remove or add digital asset trading platforms to the Pricing Benchmark in the future at its discretion. For more information on the inclusion criteria for digital asset trading platforms in the Pricing Benchmark, see “THE TRUST AND XRP PRICES—XRP and the XRP Ledger—The Pricing Benchmark.”

Although the Pricing Benchmark is designed to accurately capture the market price of XRP, third parties may be able to purchase and sell XRP on public or private markets not included among the digital asset trading platforms of the Pricing Benchmark, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark Price. Moreover, there may be variances in the prices of XRP on the various digital asset trading platforms, including as a result of differences in fee structures or administrative procedures on different digital asset trading platforms. All digital asset trading platforms that were included in the Pricing Benchmark throughout the period were considered in this analysis. To the extent such prices differ materially from the Pricing Benchmark Price, investors may lose confidence in the Shares’ ability to track the market price of XRP, which could adversely affect the value of the Shares.

The Benchmark Provider could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Pricing Benchmark may be delayed. Errors in Pricing Benchmark data, the Pricing Benchmark computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Pricing Benchmark, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Pricing Benchmark is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Pricing Benchmark’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Pricing Benchmark is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate XRP price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value XRP, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of XRP provided by a secondary pricing source (“Secondary Source”). If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” XRP will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of XRP, the price of the Shares may no longer track, whether temporarily or over time, the global market price of XRP, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of XRP. To the extent such prices differ materially from the market price for XRP, investors may lose confidence in the Shares’ ability to track the market price of XRP, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” XRP will be a common occurrence.

The Pricing Benchmark could fail to track the global XRP price, and a failure of the Pricing Benchmark could adversely affect the value of the Shares.

Although the Pricing Benchmark is intended to accurately capture the market price of XRP, third parties may be able to purchase and sell XRP on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of XRP on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated composite for the price of XRP based on the volume-weighted price of XRP on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the price of XRP as represented by the Pricing Benchmark. It is possible that the price of XRP on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of XRP, the price of the Shares may no longer track, whether temporarily or over time, the global market price of XRP, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of XRP. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of XRP, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Pricing Benchmark and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of XRP differs materially from the global market price of XRP and/or that third parties are able to purchase and sell XRP on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Pricing Benchmark price used to calculate the value of the Trust’s XRP may be volatile, adversely affecting the value of the Shares.

The price of XRP on public digital asset trading platforms has a limited history, and during this history, XRP prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Pricing Benchmark is designed to limit exposure to the interruption of individual digital asset trading platforms, the Pricing Benchmark price, and the price of XRP generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Pricing Benchmark will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Provider would have limited ability to remove such digital asset trading platform from the Pricing Benchmark, which could skew the price of XRP as represented by the Pricing Benchmark. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of XRP and, therefore, could have an adverse effect on the value of the Shares.

The Pricing Benchmark price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Pricing Benchmark pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of XRP as reflected by the Pricing Benchmark. The methodology used to calculate the Pricing Benchmark price to value XRP in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Pricing Benchmark. Such NAV of the Trust determined using the Pricing Benchmark price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of XRP in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s XRP holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of XRP trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of XRP.

Shareholders also should note that the size of the Trust in terms of total XRP held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s XRP holdings or XRP holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

XRP’s status as a “security” under U.S. federal securities laws remains unsettled.

If XRP is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for XRP as a digital asset and the Trust. The Trust could be considered an unregistered “investment company” under SEC rules, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

It may also become more difficult for XRP to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of XRP and cause users to migrate to other digital assets. Further, if any other digital asset with widespread markets is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for XRP as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, digital asset trading platforms that feature digital assets that are determined to be securities may face penalties or be required to shut down if they do not have the licenses required to facilitate electronic markets in securities, which could result in a reduction of the liquidity of XRP markets. As such, any determination that XRP or any other digital asset is a security under federal or state securities laws may adversely affect the price of XRP and, as a result, the value of the Shares.

To the extent that XRP is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s XRP at a time that is disadvantageous to Shareholders.

Digital Asset Markets In The United States Exist In A State Of Regulatory Uncertainty, And Adverse Legislative Or Regulatory Developments Could Significantly Harm The Value Of XRP Or The Shares, Such As By Banning, Restricting Or Imposing Onerous Conditions Or Prohibitions On The Use Of XRP, Validating Activity, Digital Wallets, The Provision Of Services Related To Trading And Custodying XRP, The Operation Of The CRP Ledger, Or The Digital Asset Markets Generally.

There is a lack of consensus regarding the regulation of digital assets, including XRP, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors.

Ongoing and future regulatory actions with respect to digital assets generally or XRP in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including XRP and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and ether held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. Following the task force announcement, on January 23, 2025, President Trump executed the Strengthening American Leadership in Digital Financial Technology Executive Order. It is currently unknown how the actions or recommendations of the task force and this Executive Order or future governmental actions may impact the status of ether or any other digital asset as a “security” or how ether or the Trust would be treated under any new or revised regulatory framework.

In addition to the SEC’s actions targeting digital assets and trading platforms directly, the SEC has also targeted regulated investments that provide exposure to digital assets indirectly. For example, in a letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain ether-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. Additionally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) stated that digital assets remained an examination priority for 2024. In particular, the Division of Examinations stated it intended to focus its examinations on the offer, sale, recommendation of, advice regarding, trading in, and other activities in crypto assets or related products.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether ether that has been associated with such addresses in the past can be easily sold. This “tainted” ether may trade at a substantial discount to untainted ether. Reduced fungibility in the ether markets may reduce the liquidity of ether and therefore adversely affect its price.

In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value. It remains unclear if these proposed rules will ultimately be adopted.

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in certain digital asset business activity involving New York or a New York resident must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially. Differences between state regimes increase the complexity and compliance burden of operating digital asset businesses across the U.S., which may affect consumer adoption of ether and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. As of April 30, 2025, only California, Louisiana and Rhode Island has adopted the model law, while Iowa has introduced the model law. It is still unclear; however, how many states will ultimately adopt some or all of the model legislation.

In 2025, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies, culminating in the passage of two landmark bills: the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) and the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”). These legislative actions represent the first comprehensive federal frameworks for the regulation of digital assets and stablecoins in the United States.

The CLARITY Act, which was passed by the House of Representatives but awaits consideration by the Senate, was designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins. It delineates the respective jurisdictions of the SEC and the CFTC, granting the CFTC exclusive authority over “digital commodities” and the SEC authority over “digital securities.” The CLARITY Act also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security.

In addition, the CLARITY Act imposes registration requirements and operational standards for digital asset intermediaries, including exchanges, brokers, and dealers. It mandates consumer protection measures, anti-money laundering (AML) and countering the financing of terrorism (CFT) compliance, and enhanced disclosure obligations. The Act aims to foster innovation while providing market participants with greater regulatory certainty and aligning U.S. policy with emerging international standards.

The GENIUS Act, signed into law in July 2025, establishes the first federal regulatory framework for the issuance and operation of payment stablecoins—digital assets designed to maintain a stable value relative to a fiat currency, such as the U.S. dollar. The GENIUS Act requires that all payment stablecoins be fully backed on a one-to-one basis by high-quality liquid assets, such as U.S. dollars or short-term U.S. Treasury securities, and subjects issuers to rigorous reserve, audit, and disclosure requirements.

The GENIUS Act introduces a dual licensing regime, allowing stablecoin issuers to operate under either federal or state regulatory oversight, provided that state regimes are “substantially similar” to federal standards. Issuers with more than $10 billion in outstanding stablecoins must obtain a federal license. The GENIUS Act also imposes strict AML, sanctions compliance, and consumer protection obligations, including prioritizing stablecoin holders’ claims in the event of issuer insolvency. Notably, the Act prohibits non-financial public companies from issuing stablecoins without special approval and restricts the payment of interest or yield on stablecoins.

These legislative efforts were accompanied by additional measures, such as the Anti-CBDC Surveillance State Act, which prohibits the Federal Reserve from issuing a retail central bank digital currency without congressional authorization. While the CLARITY Act and the GENIUS Act represent significant progress toward a comprehensive regulatory regime for digital assets, substantial uncertainty remains regarding the implementation and interpretation of these new laws. The effectiveness of these frameworks will depend on subsequent rulemaking by federal and state regulators, interagency coordination, and the evolving approach to enforcement. Market participants may face transitional risks as regulatory standards are developed and applied, and there is potential for further legislative or regulatory changes as the digital asset ecosystem continues to evolve.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of XRP and related products and services continues to evolve, may take many different forms and will, therefore, impact the XRP Ledger and XRP and their usage in a variety of manners. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for XRP businesses to provide services, which may impede the growth of the XRP economy and have an adverse effect on consumer adoption of XRP. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

Changes to current regulatory determinations of XRP’s status under federal or state securities laws, changes to regulations surrounding XRP futures or related products, or actions by a U.S. or foreign government or quasi-governmental agency exerting regulatory authority over XRP, the XRP Ledger, XRP trading, or related activities impacting other parts of the digital asset market, may adversely impact XRP and therefore may have an adverse effect on the value of an investment in the Trust.

The Trust is not a registered investment company and is not subject to the CEA.

The Trust is not a registered investment company subject to the Investment Company Act. Consequently, Shareholders of the Trust do not have the regulatory protections provided to Shareholders in registered and regulated investment companies, which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates. Further, the Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust will not engage in “retail commodity transactions”— any XRP transaction entered into on a leveraged, margined or financed basis (as described above). Such transactions are deemed to be commodity futures under the CEA and subject to CFTC jurisdiction. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA. Consequently, Shareholders will not have the regulatory protections provided to Shareholders in CEA-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

As XRP and the broader digital assets ecosystem have grown, they have begun to attract more regulatory attention around the globe. The future regulatory environment is uncertain and may vary by country or even within countries. Failure to appropriately regulate the digital assets ecosystem could stifle innovation, which could adversely impact the value of the Shares.

Current and future legislation, CFTC and SEC rulemaking, and other regulatory developments may impact the manner in which XRP is treated for classification and clearing purposes. In particular, XRP may be classified by the CFTC as a “commodity interest” under the CEA and certain transactions in XRP may be deemed to be commodity futures or XRP may be classified by the SEC as a “security” under U.S. federal securities laws. As of the date of this Prospectus, the Sponsor is not aware of any rules that have been proposed to regulate XRP as a commodity interest or a security. Although the federal district court in the S.D.N.Y. has recently held that under certain transaction structures that XRP is not a security, this ruling is not yet definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of XRP under U.S. law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, non-recurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that XRP is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. These additional requirements may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s XRP at a time that is disadvantageous to Shareholders.

Further, if any other digital asset with widespread markets is determined to be a “commodity interest” under the CEA, it may have material adverse consequences for XRP as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, trading platforms that feature digital assets that are determined to be commodity interests may face penalties or be required to shut down if they do not have the licenses required to facilitate the trading and clearance of such commodity interests, which could result in a reduction of the liquidity of XRP markets.

XRP and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including XRP. The effect of any existing regulation or future regulatory change on the Trust or XRP is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect digital assets, particularly with respect to digital asset exchanges, trading venues and service providers that fall within such jurisdictions’ regulatory scope. For example, on May 21, 2021, Chinese Vice Premier Liu He and the State Council issued a statement aiming to crack down on bitcoin mining in China. Over the subsequent weeks, multiple regions began to shut down mining operations, including what was estimated to be the three largest Chinese mining regions in Xinjiang, Sichuan, and Inner Mongolia. This resulted in a material decrease in the global bitcoin hash rate. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital assets economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of digital assets, including XRP, and, in turn, the value of the Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use XRP in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently XRP is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use XRP or to exchange XRP for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES—Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of XRP or the sale of XRP to pay Trust expenses or facilitate redemption transactions. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. Sales of XRP to fund cash redemptions are expected to result in gains or losses, with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the XRP and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the XRP held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in-kind will not generally be taxed on the distribution in-kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of XRP and transactions involving XRP for United States federal income tax purposes may change.

Under current IRS guidance, XRP is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in XRP in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which XRP is exchanged and the taxpayer’s basis in the XRP. However, because XRP is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in XRP or in transactions relating to investments in XRP may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of XRP may have a negative effect on prices of XRP and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving XRP. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in XRP or in transactions relating to investments in XRP is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of XRP and transactions involving XRP for state and local tax purposes is not settled.

Because XRP is a new technological innovation, the tax treatment of XRP for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of XRP for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of XRP may have negative consequences, including the imposition of a greater tax burden on investors in XRP or the imposition of a greater cost on the acquisition and disposition of XRP generally. Any such treatment may have a negative effect on prices of XRP and may adversely affect the value of the Shares.

A “fork” of the XRP Ledger or an airdrop could result in Shareholders incurring a tax liability.

If a fork occurs in the XRP Ledger, the Trust Agreement requires that the Sponsor analyze the transaction according to several criteria and promptly determine which digital asset network is generally accepted as the XRP Ledger and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of XRP, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the XRP Ledger. The outcome of such determination shall determine which asset is “XRP” and which is the Forked Asset, an IR Asset. Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets, including Forked Assets. Such assets are not considered assets of the Trust at any point in time. Once it has been determined by the Sponsor which asset is XRP and which is the Forked Asset, the Sponsor will, as soon as practicable, and, if possible, immediately, distribute the Forked Asset to the Sponsor. Once acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition of such asset. In the event that the Sponsor decides to sell the Forked Asset, it will seek to do so for cash. This may be a sale of the Forked Asset directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. The receipt of cash in connection with this distribution may cause Shareholders to incur a U.S. federal, state, local, or foreign tax liability. In addition, the IRS may not accept the Trust’s position that disclaimed Incidental Rights or IR Assets do not represent a taxable incident. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

Under the IRS guidance on digital assets, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

IRS guidance on digital assets does not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of cash in connection with the Sponsor’s sale of an IR Right and/or IR Asset and contributing such cash back to the Trust.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for Federal income tax purposes. A grantor trust is not permitted to change the investment of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “XRPC.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the XRP spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

XRP is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where XRP trade. In a highly volatile market, or if one or more spot markets supporting the XRP market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor relies heavily on key personnel.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, or if the trust experiences excessive withdrawals, then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. When determining whether such an emergency exists, the Sponsor may consider, among other things, the overall impact such emergency has had on price, volume, volatility and liquidity in XRP markets; the Sponsor’s view on the how long such emergency will persist; and the Sponsor’s view on whether such emergency is likely to ease or worsen. An emergency could include situations where the Trust is unable to transact in XRP or where the Trust is unable to value its XRP holdings, such as a circumstance where a digital asset trading platform experiences technical failure, power outage, network error or other circumstance resulting in a market-wide halt to trading, or the Trust is unable to access the XRP in the Trust’s XRP custody accounts at the Custodians due to technical or operating issues at the Trust or the Custodians. Such disruptions may have an effect on overall XRP liquidity or cause price spreads of XRP to widen, which may have a detrimental effect on the value of the Shares.

In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

If the Pricing Benchmark is not available or the Sponsor determines, in its sole discretion, that the Pricing Benchmark should not be used, the Trust’s XRP investments may be valued using techniques other than reliance on the price established by the Pricing Benchmark. The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. XRP valued using techniques other than those employed by the Pricing Benchmark, including XRP investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

THE TRUST AND XRP PRICES

Overview of the Trust

The Trust’s investment objective is to seek to provide exposure to the value of XRP held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Pricing Benchmark is calculated by Benchmark Provider based on a 60-minute time-weighted average price of the Underlying Index, which is an aggregation of executed trade flow of the Constituent Platforms. The Benchmark Provider publishes the Pricing Benchmark.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use XRP by investing in the Shares rather than purchasing, holding and trading XRP directly. The latter alternative would require an investor to acquire XRP by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such XRP by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module-based system capable of transacting directly on the blockchain, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

The Pricing Benchmark

The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark as of 4:00 p.m. ET, which integrates spot market prices from various digital asset trading platforms. The Pricing Benchmark is designed to reflect the performance of XRP in U.S. dollars.

The Trust uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. dollar value of XRP in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of XRP differs materially from the global market price of XRP and/or that third parties are able to purchase and sell XRP on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Pricing Benchmark Methodology

The Pricing Benchmark is a U.S. dollar-denominated composite reference rate for the price of XRP. The Pricing Benchmark is designed to (1) mitigate the effects of fraud, manipulation and other anomalous trading activity from impacting the XRP reference rate, (2) provide a volume-weighted fair value of XRP and (3) appropriately handle and adjust for non-market related events.

The Benchmark Price is determined by the Benchmark Provider through a process in which trade data is cleansed and compiled in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each data input based on price deviation relative to the observable set, as well as recent and long-term trading volume at each venue relative to the observable set. The Benchmark Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

Determination of the Benchmark Price

The U.S. dollar value of a Basket of Shares at 4:00 p.m., New York time, on the trade date of a creation order is equal to the Basket Amount, which is the number of XRP required to create a Basket of Shares, multiplied by the “Benchmark Price,” which is the price of an XRP on the Pricing Benchmark as of 4:00 p.m., New York time. The Pricing Benchmark Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements.

The Underlying Index

The Underlying Index is designed to represent the fair market price of XRP in US dollars by aggregating real trading data from multiple cryptocurrency exchanges. The calculation is based on a 24-hour volume-weighted average price, with additional adjustments to ensure accuracy, reliability, and resistance to manipulation.

To determine the rate, the Underlying Index collects every individual XRP-USD and XRP-USDC trade from the Constituent Platforms. Each trade record includes the price at which XRP was traded for USD, the amount (volume) of XRP traded, the exact time the trade occurred, and the Constituent Platform where the trade took place.

The system gathers trade data in real time, updating the Underlying Index every time a new XRP-USD and XRP-USDC trade is reported by any of the Constituent Platform. For each exchange, the system looks at all XRP-USD and XRP-USDC trades that occurred in the past 24 hours. Each trade’s price is multiplied by the amount of XRP traded, giving more influence to larger trades. The sum of all these “price x volume” values is divided by the total volume traded in the 24-hour period, producing a volume-weighted average price for each Constituent Platform.

Once the volume-weighted average prices are calculated for all Constituent Platforms, the Underlying Index combines them, with each Constituent Platform’s contribution to the final rate weighted according to its trading volume. This means that Constituent Platform with more trading activity have a greater influence on the final rate. If a Constituent Platform has not reported a recent trade, its influence on the Underlying Index is reduced over time, ensuring the Underlying Index reflects the most current market conditions. The methodology also includes an outlier detection step; if a Constituent Platform’s price is significantly different from the others, its influence is reduced or removed to prevent distortion of the index.

Selection of Constituent Platforms

To determine which Constituent Platforms are included in the Underlying Index, a structured and multi-step methodology is followed to ensure that only the most reliable and representative trading venues are selected. The process begins by establishing a broad universe of potential platforms, which includes all cryptocurrency exchanges that meet the baseline eligibility criteria set out in the CoinDesk Digital Asset Policy Methodology. These criteria require that an exchange must be classified as either Category 1 or Category 2, with Category 1 generally referring to U.S.-licensed exchanges and Category 2 to non-U.S. licensed exchanges that still meet certain standards. There must be at least two Category 1 exchanges included, ensuring a foundation of regulated and reputable platforms.

From this initial universe, further quantitative filters are applied. Each exchange’s trading volume for the relevant currency pair over the prior three months is measured as a percentage of the total trading volume across all eligible exchanges. For exchanges already contributing to the Underlying Index, a minimum of 2% of total volume is required, while new or non-contributing exchanges must meet a 3% threshold. Additionally, only exchanges that support direct USD-denominated trading for the asset in question are considered. Any exchange that has been specifically excluded under the policy methodology is automatically ineligible.

Once the eligible universe is established, exchanges are ranked by their three-month trading volume. The two highest-ranked Category 1 exchanges are selected first. If there are not enough Category 1 exchanges meeting the volume requirement, the threshold is relaxed until two are included. The remaining Constituent Platforms are then chosen based on overall trading volume, up to a maximum of eight platforms in total. If, after this process, there are fewer than three eligible exchanges, the volume requirements are further relaxed to ensure a minimum of three Constituent Platforms are included. In rare cases where even these relaxed standards cannot be met, the Index Committee will determine the appropriate course of action, which may include further adjustments or, if necessary, the removal of the index.

This methodology ensures that the Underlying Index is constructed from a universe of exchanges that are not only active and liquid, but also meet high standards for regulatory compliance and operational integrity. The process is reviewed and updated quarterly, with ongoing monitoring to address any anomalies or disruptions, thereby maintaining the accuracy and reliability of the index over time.

As of October 8, 2025, the digital asset trading platforms included in the Underlying Index were Coinbase, Crypto.com and Kraken. As further described below, the Sponsor and the Trust reasonably believe each of these digital asset trading platforms are in material compliance with applicable licensing requirements based on the trading platform category and jurisdiction, as detailed below, and maintain practices and policies designed to comply with AML and KYC regulations

Coinbase: A U.S.-based trading platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense, as well as a money transmitter in various U.S. states.

Kraken: A U.S.-based trading platform registered as an MSB with FinCEN and licensed as a money transmitter in various U.S. states. Kraken does not hold a BitLicense.

Crypto.com: A Singapore-based trading platform that has entities registered as MSBs with FinCEN, and that is licensed as a money transmitter in various U.S. states and chartered as a non-depository trust company by the New Hampshire Banking Department. Crypto.com does not hold a BitLicense.

The below table reflects the trading volume in XRP and market share of the XRP-U.S. dollar trading pairs of each of the Constituent Platforms included in the Underlying Index as of October 8, 2025:

Digital Asset Trading Platforms included in the Underlying Index as of October 8, 2025	Volume ($)	Market Share(1)
Coinbase	$220,444,627	3.57%
Kraken	$48,439,123	0.78%
Crypto.com	$119,380,414	1.93%
Total XRP-U.S. Dollar trading pair	$388,264,164	6.38%

(1)	Market share is calculated using trading volume provided by the Index Provider.

The domicile, regulation and legal compliance of the digital asset trading platforms included in the Underlying Index varies. Information regarding each digital asset trading platform may be found, where available, on the websites for such digital asset trading platforms, among other places.

Although the Pricing Benchmark and the Underlying Index are designed to accurately capture the market price of XRP, third parties may be able to purchase and sell XRP on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Benchmark Price. Moreover, there may be variances in the prices of XRP on the various digital asset trading platforms, including as a result of differences in fee structures or administrative procedures on different digital asset trading platforms. To the extent such prices differ materially from the Benchmark Price, investors may lose confidence in the Shares’ ability to track the market price of XRP.

Pricing Benchmark Disclaimer

COINDESK® and CoinDesk XRP CCIXber 60m New York Rate (the “Index”) are trade or service marks of CoinDesk Indices, Inc. (with its affiliates, “CDI”) and/or its licensors. CDI or CDI’s licensors own all proprietary rights in the Data.

CDI is not the issuer or producer of the Trust and has no responsibilities, obligations, or duties to investors in or holders of The Trust. The Index is licensed for use by Canary Capital Group LLC as the issuer of the Trust. The only relationship that CDI has with Canary Capital Group LLC in respect of the Trust is the licensing of the Index, which is administered and published by CDI, or any successor thereto, without regard to the issuer of the Trust or the owners or holders of the Trust.

Investors or holders acquire the Trust from Canary Capital Group LLC and investors and holders neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with CDI upon making an investment in or acquisition of the Trust. The Trust is not sponsored, endorsed, sold, or promoted by CDI. CDI makes no representation or warranty, express or implied, regarding the advisability of investing in or otherwise acquiring the Trust or the advisability of investing in securities or digital assets generally or the ability of the Index to track corresponding or relative market performance. CDI has not passed on the legality or suitability of the Trust with respect to any person or entity. CDI is not responsible for, nor has participated in, the determination of the timing of, prices at, or quantities of the Trust to be issued. CDI has no obligation to take the needs of the issuer or the owners or holders of the Trust or any other third party into consideration in administering, composing, calculating, or publishing the Index. CDI has no obligation or liability in connection with administration, marketing, or trading of the Trust.

The licensing agreement between Canary Capital Group LLC and CDI is solely for the benefit of Canary Capital Group LLC and CDI and not for the benefit of the owners or holders of the Trust or any other third parties.

CDI SHALL HAVE NO LIABILITY TO THE ISSUER, INVESTORS, HOLDERS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE DATA. CDI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY OTHER DATA INCLUDED THEREIN. CDI RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE INDEX AND SHALL NOT BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED, OR INTERRUPTED PUBLICATION WITH RESPECT TO THE INDEX. CDI SHALL NOT BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH, RESULTING FROM THE USE OF THE INDEX OR ANY OTHER DATA INCLUDED THEREIN OR WITH RESPECT TO THE TRUST.

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds XRP and is expected from time to time to issue Baskets in exchange for deposits of cash and to distribute cash in connection with redemptions of Baskets. The Trust’s investment objective is to seek to provide exposure to the price of XRP held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve its investment objective, the Trust will hold XRP and establish its NAV by reference to the Pricing Benchmark.

The Sponsor believes the Trust’s is a straight-forward solution to seek its investment objective. Besides cash received in connection with purchase orders of Baskets, the Trust’s sole asset is expected to be XRP held with the Custodians The Sponsor believes that the Pricing Benchmark is a representative value for the USD-XRP price of XRP, based on the methodology administered by the Benchmark Provider.

The Trust processes and pays its only ordinary expense (the Sponsor Fee) in XRP. The Trust will only sell XRP (1) in connection with the redemption of Baskets for cash, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protection against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV.

Investors may obtain on a 24-hour basis XRP pricing information based on the spot price for one XRP from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the digital asset trading platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (https://etfs.canary.capital/XRPC) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

CALCULATION OF NAV

Under normal circumstances, the Trust’s only asset will be XRP and, under limited circumstances, cash. The Trust’s XRP is carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV will be determined by the Administrator once each Exchange trading day at 4:00 p.m. Eastern time (“ET”), or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

The Administrator will calculate the NAV of the Trust by multiplying the number of XRP held by the Trust by the Pricing Benchmark Price for such day, adding any additional receivables and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Administrator will determine the price of the Trust’s XRP by reference to the Pricing Benchmark, which is published between 4:00 p.m. and 4:30 p.m. ET on every calendar day. The methodology used to calculate the Pricing Benchmark Price to value XRP in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements.

The Sponsor has the exclusive authority to determine the NAV of the Trust. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Trust and the NAV, based on a pricing source selected by the Sponsor (i.e., the Pricing Benchmark). The Administrator will determine the NAV of the Trust each business day. In determining the NAV of the Trust, the Administrator values the XRP held by the Trust based on the Pricing Benchmark, unless otherwise determined by the Sponsor in its sole discretion. If the Pricing Benchmark is not available or the Sponsor in its sole discretion determines that the Pricing Benchmark should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. The Sponsor does not anticipate that the need to “fair value” XRP will be a common occurrence.

The Indicative Trust Value (the “ITV”) will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Pricing Benchmark. The ITV disseminated during the Exchange core trading session hours should not be viewed as an actual real-time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end-of-day values of the Trust’s investments. The ITV will be disseminated on a per-Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Exchange will disseminate the ITV value through the facilities of CTA/CQ High Speed Lines that allow for high-speed data transmission. In addition, the ITV will be published on the Exchange’s website and will be available through online information services such as Bloomberg and Reuters.

Dissemination of the ITV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the ITV. If the market price of the Shares diverges significantly from the ITV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the ITV, a market professional could buy the Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the ITV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Pricing Benchmark to the extent the methodology used to calculate the Pricing Benchmark is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for XRP on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for XRP, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for XRP in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that XRP is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through XRP trading counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the XRP trading counterparties from whom the Sponsor acquires or disposes of the Trust’s XRP, the principal market in each scenario is determined by looking at the market-based level of volume and XRP trading activity. XRP trading counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable XRP trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx, Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 ET for XRP. The Sponsor then identifies that market as the principal market for XRP during that period, and uses the price for XRP from that venue at 4:00 ET as the principal market price.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on September 24, 2024, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to Trust Agreement, as amended and/or restated from time to time. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on September 12, 2024.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash or XRP represented by the NAV of the Baskets being created or redeemed. The total amount of cash or XRP required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor an annual unified fee of 0.50% of the Trust’s XRP Holdings (the “Sponsor Fee”). The Trust’s “XRP Holdings” is the quantity of the Trust’s XRP plus any cash or other assets held by the Trust represented in XRP as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in XRP as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s XRP Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in XRP and be payable monthly in XRP or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of XRP to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers including, but not limited to, the Marketing Agent, the Administrator, the Custodians, the Cash Custodian, the Transfer Agent, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of XRP, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodians or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of XRP to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor shall cause the transfer or sale of XRP in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of redemption proceeds to Authorized Participants. The Trust will not bear any costs associated with the transfer or sale of XRP to pay the Sponsor Fee. To the extent the Trust incurs any Extraordinary Expenses, the Trust will bear the costs of any transfers or sales of XRP to pay such expenses. The Trust will seek to transfer XRP at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in XRP, the amount of XRP transferred or sold may vary from time to time depending on the actual sales price of XRP relative to the Trust’s expenses and liabilities (e.g., if the price of XRP falls, the amount of XRP needed to be transferred or sold to pay an expense denominated in U.S. dollars will increase). To the extent the Trust must buy or sell XRP, the Trust may do so through a third-party digital asset broker or dealer. When the Trust buys or sells XRP, the Sponsor seeks quotes from its XRP trading counterparties. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service. The Sponsor will select third party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of XRP incurred in connection with the fulfillment of a creation or redemption order.

Termination of the Trust

The Sponsor will notify Shareholders at least thirty (30) days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its XRP or seizes, impounds or otherwise restricts access to the Trust Estate (as defined in the Trust Agreement);

●	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of XRP for purposes of determining the NAV of the Trust;

●	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Internal Revenue Code of 1986, as amended (the “Code”) or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodians of the Trust, as applicable, and no replacement trustee, administrator and/or custodians acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s XRP assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying XRP holdings upon the dissolution of the Trust. Following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify Shareholders of any amendments to the Trust Agreement in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodians, or the Benchmark Provider. The Sponsor, or its agent, will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses out of the Sponsor’s unified fee.

The Sponsor is a wholly-owned subsidiary of Canary Capital Group Inc. At present, the primary business activities of Canary Capital Group Inc. and its subsidiaries are the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors, exchange-traded funds, private trusts, hedge funds and digital asset treasury companies and accounts. While the Sponsor’s personnel have significant experience managing exchange-traded vehicles such as the Trust, including exchange-traded vehicles that hold digital assets, the Sponsor is a newly-formed entity with no prior experience managing pooled investment vehicles.

The principal office of the Sponsor is:

Canary Capital Group LLC

8 Cadillac Drive, Suite 300,

Brentwood, TN, 37027

(615) 200-0788

The Sponsor’s leadership team brings over 50 years of combined experience in the exchange-traded fund industry, spanning product design, portfolio strategy, operations, and regulatory compliance. Steven McClurg has 15 years of experience in asset management and 10 years of experience in the crypto asset space. Kevin Farragher has 35 years of experience in asset management and 4 years of experience in the crypto asset space. Drew Hill has 10 years of experience in securities law and 10 years of experience in the crypto asset space. Josh Olszewicz has 7 years of experience in asset management and 12 years of experience in the crypto asset space. Team members have held senior positions at major financial institutions, where they led the development and management of public funds, including those offering exposure to digital assets. Their expertise in the crypto asset space is further reflected in their founding and operation of digital asset investment firms, several of which have been acquired by leading industry participants. In addition, the Sponsor’s principals bring deep legal and compliance experience across digital assets, securities regulation, and fund governance, offering a well-rounded perspective on the evolving regulatory frameworks shaping both traditional and digital markets.

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Duties of the Trustee.

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least one hundred eighty (180) days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least sixty (60) days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within one hundred eighty (180) days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

Liability of the Trustee.

The Trustee shall not be liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Custodians, or any other person.

Trustee’s Fee and Indemnity.

The Trustee will be compensated by the Trust, out of the Sponsors Fee, for the Trustee’s fees. The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.

The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust; provided however that, to the extent that the Trust has not satisfied such indemnification obligation by the sixtieth (60th) day following written demand therefor, the Sponsor shall indemnify and hold the Trustee harmless from and against any such amounts. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

The Administrator

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services. The Administrator will also facilitate the instruction to transfer XRP required for the operation of the Trust.

The Custodian

The Custodians are responsible for safekeeping all of the XRP owned by the Trust allocated to each Custodian. The Custodians were selected by the Sponsor. The Sponsor has responsibility for opening the XRP Accounts with the Custodians. In addition, the Custodians facilitate the transfer of XRP required for the operation of the Trust upon instructions from the Sponsor or the Administrator.

The Transfer Agent

U.S. Bancorp Fund Services, LLC serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Authorized Participants.

The Cash Custodian

U.S. Bank, N.A. also serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-XRP assets of the Trust.

Index Services

The Benchmark Provider is responsible for analyzing XRP market data relating to the calculation and maintenance of the Pricing Benchmark.

The Marketing Agent

The Marketing Agent is responsible for working with the Administrator to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants and for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

XRP Trading Counterparties

The Trust buys and sells XRP through XRP trading counterparties selected by the Sponsor (not any Authorized Participant). The Trust does not currently intend to engage a prime broker or other liquidity provider providing similar services. As of October 8, 2025, the Trust has entered into agreements with each of Flowdesk, Cumberland DRW, Falcon X, and Virtu Financial Singapore Pte. Ltd. to serve as an XRP trading counterparty to the Trust. The Sponsor is not aware of, nor has it requested any information relating to, any other affiliation or material relationship between such XRP trading counterparties and the Authorized Participants or other service providers of the Trust in executing a transaction in XRP with the Trust. The agreements with the XRP trading counterparties provide that once the Sponsor determines based on its execution procedures which counterparty to execute a trade with and the Sponsor has placed a trade with a specific counterparty, that counterparty is contractually obligated to settle that trade. The XRP trading counterparties will have no obligation to participate in cash or in-kind orders for creations and redemptions. Each of these third parties are, and any other trading counterparty the Trust places orders with in the future will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

The Sponsor does not currently have any agreements in place with XRP trading counterparties. However, the Sponsor has implemented a process for the approval and ongoing monitoring of XRP trading counterparties that is consistent with industry standards. This process generally includes a review of the prospective counterparty’s background and reputation, as well as an evaluation of their ability to meet the Sponsor’s requirements. As part of this process, the Sponsor requires all prospective XRP trading counterparties to satisfy anti-money laundering (AML) and know-your-customer (KYC) requirements, which may include the submission of relevant documentation and verification of identity and ownership. The Sponsor also periodically reviews approved counterparties to confirm continued compliance with these standards. Since there are currently no agreements in place with XRP Trading Counterparties, there are no material terms, including term, termination, or indemnification provisions, to disclose at this time.

CUSTODY OF THE TRUST’S ASSETS

XRP Custody Generally

The Trust’s Custodians will keep custody of the Trust’s XRP. The Trust’s XRP will be held in segregated accounts opened in the name of the Trust on the Custodians’ books and records.

Custody of XRP typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of XRP from an address associated with the private key to another address). Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s XRP is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the Internet so that they are resistant to being hacked. Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. A limited number of employees at the Custodians are involved in private key management operations, and the Custodians have represented that no single individual has access to full private keys. While the Custodians will generally keep a substantial portion of the Trust’s XRP in cold storage on an ongoing basis, from time to time, portions of the Trust’s XRP will be held in a hot wallet outside of cold storage temporarily as part of trade facilitation in connection with creations and redemptions of Baskets or to sell XRP to pay Trust expenses.

The Custodians may receive deposits of XRP but may not send XRP without the use of the corresponding private keys. In order to send XRP when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, a Custodian can upload the fully signed transaction to an online network and transfer the XRP. Because the Custodians may need to retrieve private keys from offline storage prior to initiating transactions, the initiation or crediting of withdrawals or other transactions may be delayed.

The Sponsor will allocate the Trust’s XRP between segregated accounts at each Custodian. In determining the amount and percentage of the Trust’s XRP to allocate to each Custodian, the Sponsor will consider: (i) the concentration of the Trust’s XRP at each Custodian; (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian; (iii) the insurance policies of each Custodian; (iv) the fees and expenses associated with the storage of the Trust’s XRP at each Custodian; (v) the fees and expenses associated with the transfer to or from the account at each Custodian; and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s XRP held at either Custodian, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of XRP between the accounts at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of XRP between the accounts at each Custodian will occur “on-chain” over the XRP Ledger. On-chain transactions are subject to all of the risks of the XRP Ledger, including the risk that transactions will be made erroneously and are generally irreversible.

The Trust may engage third-party custodians or vendors besides the Custodians and Cash Custodian to provide custody and security services for all or a portion of its XRP and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Custodians and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate Custodians at any time. The Sponsor may, in its sole discretion, change the custodians for the Trust’s XRP holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into XRP custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in cold storage or in such other manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft. The Trust may hold cash and cash equivalents on a temporary basis to pay expenses or facilitate creation and redemption transactions. The Trust has entered into a cash custody agreement with Cash Custodian under which Cash Custodian acts as custodian of the Trust’s cash.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Custody with Gemini

The Gemini Custodian is authorized to safeguard the Trust’s XRP holdings allocated to it by the Sponsor. The Gemini Custodian has its principal office at 315 Park Ave South, Floor 16, New York, NY 10010.

The Gemini Custodian makes available to the Trust the XRP Account. The Gemini Custodian’s services in respect of the XRP Account (i) allow XRP to be deposited from a public blockchain address to the Trust’s XRP Account and (ii) allow XRP to be withdrawn from the XRP Account to a public blockchain address as instructed by the Trust. The Gemini Custodial Services Agreement requires the Gemini Custodian to hold the Trust’s XRP in cold storage, unless required to facilitate withdrawals as a temporary measure. Other than in connection with creations and redemptions and withdrawals of XRP to pay the Sponsor Fee and Additional Trust Expenses, where the associated XRP may temporarily be held in omnibus hot storage in the Clearing Account, the Gemini Custodian will use segregated cold storage XRP addresses for the Trust. The addresses on the XRP Ledger at which the Trust’s XRP in the XRP Account are held by the Gemini Custodian are separate from the XRP addresses that the Gemini Custodian uses for its other customers and are directly verifiable via the XRP Ledger. The Gemini Custodian will safeguard the private keys to the XRP associated with the Trust’s XRP Account. The Gemini Custodian will at all times record and identify in its books and records that such XRPs constitute the property of the Trust. The Gemini Custodian will not withdraw the Trust’s XRP from the Trust’s XRP Account with the Gemini Custodian, or loan, hypothecate, pledge or otherwise encumber the Trust’s XRP, without the Trust’s instruction, nor will the Sponsor or any other entity or service provider. The Trust will not lease or loan XRP held in the Trust’s XRP Account with the Gemini Custodian and will not give instructions to that effect.

Custody with BitGo

BitGo is also authorized to safeguard the Trust’s XRP holdings allocated to it by the Sponsor. BitGo maintains one or more custody accounts on its books, pursuant to the terms of the BitGo Custodial Services Agreement, for the receipt, safekeeping, and maintenance of XRP.

As a regulated custodian, BitGo is subject to a detailed statutory and regulatory framework, including holding customer assets in segregated client accounts on behalf of customers. 100% of Trust assets and private keys safekeeped by BitGo will be held in cold storage in segregated accounts and are never commingled with BitGo or other client assets. BitGo applies industry standards, such as CryptoCurrency Security Standard (CCSS) and SOC1 and SOC2, while also working with the most trusted brands in the industry and offering clients comprehensive insurance solutions.

The BitGo ecosystem and architecture for private key management include the BitGo Platform, hardware security modules (“HSMs”) and modular services. The BitGo cold custody solution is built on BitGo’s security to manage keys on behalf of customers. BitGo only signs transactions that have been authorized by the Sponsor and follow the policies set by the account administrators.

The primary keys and backup keys are created offline using an Offline Vault Console (“OVC”) on air gapped laptops during a secure ceremony to create hardened cryptographic seeds that power the BitGo solution. This is to ensure only machines which have no access to the internet and are pristine are able to see private key material.

Undisclosed personnel at BitGo hold the sharded keys. When they are reconstituted, they are able to sign a transaction which moves funds in the public blockchain. To mitigate collusion, the individuals who have the sharded keys are different from those who have access to the vaults where the signings happen.

The private key is reconstituted in the OVC, but only in internal memory. At no point is it displayed or shown to any user. After signing is done, the key is no longer available in memory. The OVC is run in a read-only disk, so once the laptop is powered off, there is no non-volatile storage of any kind to write back to disk. The OVC operates using a RAM disk, where it simulates a real hard disk, but it is completely ephemeral and is wiped as soon as the machine is power cycled or rebooted, thus wiping the reconstituted private key and preventing it from being copied or compromised.

BitGo is a South Dakota trust company and the private keys are strategically distributed across various geographic locations within the United States. In order to enhance security measures, BitGo refrains from disclosing the exact locations of these keys.

At time of wallet creation, BitGo creates a unique key pair within its HSM in order to give each client a unique wallet on-chain. These online keys are wrapped by the BitGo HSM and stored within BitGo’s data vault for the BitGo Platform keys used to sign transactions.

As all custody wallets are segregated, the existence of XRP held by the Trust can be verified on-chain by the Sponsor or any other authorized party.

BitGo cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, general specie. Any copying and theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and loss of keys directly related to BitGo’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of BitGo’s clients and is not specific to the Trust or to customers holding XRP and may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Sponsor may purchase additional insurance coverage through BitGo’s underwriter, though the Sponsor has not purchased such additional insurance cover as of the date of this prospectus. BitGo is not FDIC-insured. BitGo has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption. This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary, by BitGo in its sole discretion. Should BitGo be impacted by a significant business disruption, BitGo aims to minimize business interruption as quickly and efficiently as possible.

BitGo’s fork policy determines that in the event of an upcoming modification to the XRP Network that could result in a digital asset network fork or airdrop, BitGo will use best commercial efforts to provide the value of the forked digital asset. In addition to BitGo’s fork policy, BitGo adheres to the fork policy outlined by the CME. BitGo may not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with an asset supported by BitGo and assumes absolutely no responsibility in respect to new protocols. The Trust Agreement provides, and the Sponsor has communicated to the Custodians, that the Trust disclaims all rights to Incidental Rights and IR Virtual Currencies.

The BitGo Custodial Services Agreement commenced on the effective date, as detailed in the agreement, and will continue for one (1) year, unless earlier terminated in accordance with the terms of the BitGo Custodial Services Agreement. After the initial term, the BitGo Custodial Services Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. BitGo may terminate the BitGo Custodial Services Agreement immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among other reasons. The Sponsor may terminate the BitGo Custodial Services Agreement at any time upon providing at least thirty (30) days’ written notice to BitGo, paying outstanding amounts and an early termination fee.

Forks and Air Drops

In the event of a fork, the Custodial Services Agreements provide that the Custodians may evaluate the consequences of a fork and determine which chain resulting from the fork it will support as an eligible asset for its customers including the Trust. The Custodians will determine in their sole discretion whether to support and make available to clients assets resulting from forks or air drops. In the event that the Trust may have a right to claim assets resulting from a fork or air drop, the Custodians will seek approval of the Trust before claiming such assets on behalf of the Trust and making an entry of ownership on the Custodians’ books and records for the Trust’s account with the Custodians. The Sponsor will disclaim such assets except as described herein. The Sponsor has not communicated any anticipatory disclaimer to the Custodians regarding forked or air dropped assets and will disclaim or claim them on a case-by-case basis.

Custody of the Trust’s Cash

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction or payment of Trust expenses. The Trust has entered into a Cash Custody Agreement with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant has or DTC Participants have given such direction.

SEED CAPITAL INVESTOR

Canary Capital Group, Inc. (the “Seed Capital Investor”), an affiliate of the Sponsor, has expressed its intent to purchase ten thousand (10,000) Shares at a per-Share price of $25 (the “Seed Shares”). Total proceeds to the Trust from the sale of the Seed Shares will be used to purchase XRP. See “PLAN OF DISTRIBUTION” for additional information. The Seed Capital Investor may offer all of the Shares comprising the Seed Shares to the public pursuant to this Prospectus.

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Shares. The Seed Capital Investor will be acting as a statutory underwriter with respect to the Seed Shares.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Shares, and its activities with respect to the Seed Shares will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “XRPC.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. In addition to, and independent of the initial purchase of the Seed Shares (described above), the Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker- dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus- delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets and the Seed Capital Investor will be a statutory underwriter with respect to the Seed Shares. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Baskets.

Selling Shareholders

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “CONFLICTS OF INTEREST”

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of XRP or cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of XRP required in a Basket Deposit (the “Basket XRP Deposit”) and the amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) are based on the quantity or value, as applicable, of XRP or cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid Extraordinary Expenses) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Marketing Agent.

In connection with a Cash Creation Order (as defined below) or Cash Redemption Order (as defined below), an Authorized Participant is responsible for any operational processing and brokerage costs, transfers fees, network fees and stamp taxes (the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants and their agents and affiliates are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their agents and affiliates may from time to time buy or sell XRP and may profit in these instances. To the extent that the activities of Authorized Participants or their agents and affiliates have a meaningful effect on the XRP market, it could affect the price of XRP and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the NAV of the Trust. While the Sponsor currently expects that Authorized Participants’ and their agents’ and affiliates’ direct activities in the XRP or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of XRP or the Shares, the impact of the activities of the Trust and its Authorized Participants and their agents and affiliates on XRP or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the form of Authorized Participant Agreement for more detail. A form of Authorized Participant Agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A purchase order will be effective on the date it is received in good order by the Transfer Agent (“Purchase Order Date”).

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of XRP (“In-Kind Creation Order”) or cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of XRP with a Custodian, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

Following an In-Kind Creation Order from an Authorized Participant, the Trust’s account at the Custodian must be credited with the required XRP by 11:00 a.m. ET on the following business day or such other time designated by the Sponsor. The Authorized Participant or its Authorized Participant Designee will send the required XRP in an “on chain” transaction over the XRP Ledger, except to the extent the Authorized Participant or its Authorized Participant Designee determines, in its sole discretion, that it is impracticable to do so due to gas/size limits, fee spikes, or network congestion or instability. Such on chain transactions are subject to the risks associated with XRP Ledger transactions, including the irreversibility of transactions made in error or unavoidable delays due to XRP Ledger congestion. Upon receipt of the Basket XRP Deposit amount in the Trust’s account at a Custodian, the Administrator will notify the Transfer Agent. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account at the Cash Custodian must be credited with the Basket Cash Deposit amount by 11:00 a.m. ET on the following business day or such other time designated by the Sponsor. Upon receipt of the Basket Cash Deposit amount in the Trust’s account at the Cash Custodian, the Transfer Agent will notify the Marketing Agent, the Authorized Participant, and the Sponsor that the Basket Cash Amount has been deposited. The Sponsor, on behalf of the Trust, will instruct a XRP trading counterparty to purchase the amount of XRP equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Purchase Order Date. The resulting XRP will be deposited in the Trust’s account with the Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. To the extent the execution price of the XRP acquired by the trading counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor. To the extent the execution price of the XRP acquired by the trading counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account. To the extent the execution price of the XRP acquired by the trading counterparty is less than the cash deposit amount, such excess cash will be returned to the Authorized Participant.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of XRP or cash constituting the Basket Deposit as appropriate to reflect the value of the Trust’s XRP or cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. EST or at an earlier time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket XRP Deposit for a given day is determined by dividing the number of XRP held by the Trust as of the opening of business on that business day, adjusted for the amount of XRP constituting accrued expenses and other liabilities of the Trust as of the opening of business on that business day, by the number of Shares outstanding at the opening of business and multiplying such amount by the number of Shares constituting a Basket. Fractions of XRP smaller than 0.000001 are disregarded for purposes of the computation of the Basket XRP Deposit.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fee. For a discussion of how the Trust determines the value of XRP, see “CALCULATION OF NAV” above. The Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

To the extent the price at which the Trust executes an XRP purchase in connection with a Cash Creation exceeds the amount described in the paragraph above, the Authorized Participant that placed such order will be responsible for any such difference in price. The Sponsor expects that its XRP trading counterparties will be able to provide pricing based on the Pricing Benchmark price at 4:00 p.m. EST, which would minimize or eliminate any such shortfall. However, there can be no guarantee that the price at which the Trust executes XRP trades will be the Pricing Benchmark price at 4:00 p.m. EST, and Authorized Participants bear the risk of any such differences in price.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by the Custodians or Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. The Sponsor has the authority to set or modify the cut-off time for purchase orders in order for the creation of Baskets to be effected based on the Pricing Benchmark price at 4:00 p.m. ET as next determined on such date after receipt of the order in proper form. For example, the Sponsor may modify the cut-off time in the event of an early market close, perceived capacity constraints from the Trust’s XRP trading counterparties, or highly volatile markets. Cut-off times are communicated periodically to Authorized Participants. In circumstances where purchase orders are due before 4:00 p.m. EST, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit for any reason, including if the Sponsor determines that:

a.	the purchase order is not in proper form;

b.	the Basket Deposit delivered is not as specified by the Trust through the Sponsor and/or Transfer Agent, and the Sponsor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

c.	the acceptance of the Basket Deposit would have certain adverse tax consequences to the Trust;

d.	the acceptance of the Basket Deposit would, in the opinion of counsel, be unlawful;

e.	the acceptance of the Basket Deposit would otherwise, in the discretion of the Trust or the Sponsor, have an adverse effect on the Trust or the rights of beneficial owners of the Trust;

f.	the value of Baskets to be created exceeds a purchase authorization limit afforded to the Authorized Participant by the Trust, and the Authorized Participant has not deposited an amount in excess of such purchase authorization with the Custodian prior to the designated cut-off time; or

g.	there exist circumstances outside the control of the Trust, the Transfer Agent, or the Sponsor that make it impossible to process purchase orders for all practical purposes.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to purchase orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any purchase orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to purchase orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute an XRP transaction, when it believes the price of XRP is being inconsistently, irregularly, or discontinuously published from XRP trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting purchase orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

Neither the Sponsor, nor the Transfer Agent, nor the Trust will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on XRP being removed from the XRP Account at the Custodian. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled either in-kind (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”). By placing a redemption order, an Authorized Participant agrees to facilitate the deposit of Shares with the Transfer Agent. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the required Shares have been received. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of XRP to the Authorized Participant, or its Authorized Participant Designee, representing the amount of XRP held by the Trust, net of accrued expenses and other liabilities, evidenced by the Shares being redeemed on the Redemption Order Date. In the case of a Cash Redemption Order, the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either an In-Kind Redemption Order or Cash Redemption Order, the redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Marketing Agent and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant or its Authorized Participant Designee of an amount of either XRP (in the case of an In-Kind Redemption Order) or cash (in the case of a Cash Redemption Order) that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

The Transfer Agent notifies the Custodian, the Cash Custodian, the Marketing Agent and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account. For an In-Kind Redemption Order, the Sponsor will transfer the redemption XRP amount from the Custodians to the designated wallet address of the Authorized Participant or its Authorized Participant Designee. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian to the Authorized Participant on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Redemption Order Date if, by 4:00 p.m. ET, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Marketing Agent acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form or (2) if requested by the Marketing Agent, the Authorized Participant fails to deliver or execute supporting documentation evidencing ownership or the Authorized Participant’s right to deliver sufficient Shares.

Suspension of Orders

The Sponsor may, in its discretion, suspend redemption or creation transactions during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders or for any other reason at any time or from time to time. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend creations and redemptions until such time as such circumstances are rectified. Neither the Marketing Agent, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, nor the Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement. Any such suspension may cause to price of the Shares to deviate more significantly from the Trust’s NAV per Share than would be the case if such suspension had not occurred. The Trust will notify Shareholders of any such suspension in a Prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Creation and Redemption Transaction Fees

In connection with creation order or redemption order, an Authorized Participant is responsible for the Transaction Fee, which consist of the operational processing and brokerage costs, transfers fees, network fees and stamp taxes. The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of XRP or cash equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of XRP. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of XRP.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of either XRP or cash. Deposits of XRP are held by the Custodian on behalf of the Trust until (i) transferred out or sold in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of XRP, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The Sponsor and its affiliates engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its affiliates will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its affiliates may engage in activities where the interests of the Sponsor and its affiliates or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more affiliates. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s affiliates, and the allocation of such employees’ time between the Sponsor and its affiliates may change over time.

In addition, the Sponsor and its affiliates may also be responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest or the appearance thereof. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor and its affiliates may from time to time obtain exposure to XRP through investments in the Trust and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which Shareholders may be able to sell their Shares. In addition, the Sponsor and its affiliates may have substantial direct investments in XRP outside of the Trust. The Sponsor and its affiliates are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor and its affiliates face potential conflicts of interest in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares. The Sponsor and its affiliates may invest or trade in digital assets for their own accounts, which activities may conflict or compete with the Trust. Additionally, the Sponsor does not have policies and procedures requiring that personnel pre-clear trading activity in certain digital assets, including XRP. The Sponsor may not be able to fully mitigate the risk of conflicts of interest in connection with the purchase and sale of digital assets. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor and its affiliates will refrain from engaging in impermissible activity in violation of their duties to the Trust and Sponsor.

The Sponsor will have the authority to manage the operations of the Trust, and this may create or give the appearance of a conflict with shareholders’ best interests. The Sponsor may in the future select service providers that are affiliates. The Sponsor may have a conflict of interest in selecting an affiliated service provider because doing so increases the overall revenue for its affiliates. You should be aware that there may be less expensive service providers or parties with greater experience or expertise than the affiliates selected by the Sponsor. Because of the Sponsor’s affiliated status, it may be disincentivized from replacing affiliated service providers. In connection with this conflict of interest, Shareholders should understand that affiliated service providers will be compensated for providing services to the Trust. Clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Sponsor. The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients.

The Sponsor may indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Resolution of Conflicts Procedures

The Trust Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Issues Relating to Valuations of Assets

To the extent it is required to do so, the Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor Fees. In addition, various divisions and units within the Sponsor and its affiliates are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts. These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

●	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	Retain independent public accountants to audit the accounts of the Trust;

●	Employ attorneys to represent the Trust;

●	Select the Trust’s Trustee, Administrator, Transfer Agent, Custodians, Marketing Agent, Benchmark Provider, insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

●	Provide for the safekeeping and use of the Trust’s assets;

●	Not employ or permit others to employ the Trust’s assets in any manner except for the benefit of the Trust;

●	At all times act with integrity and good faith and exercise due diligence in all activities relating to the Trust and in resolving conflicts of interest;

●	Enter into directly or through its delegates an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with Cash Creation Orders, receive directly or through its delegates the amount of cash in a Basket;

●	In connection with In-Kind Creation Orders, receive directly or through its delegates the amount of XRP in a Basket;

●	In connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of XRP or cash, as applicable, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

●	Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of XRP or cash, as applicable, attributable to the Shares redeemed;

●	Interact with the Custodians and any other party as required;

●	Cause the Trust to comply with all rules, orders and regulations of the Exchange, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on the Exchange until the Trust is terminated or the Shares are no longer listed, quoted or traded on the Exchange;

●	Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

●	Use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

●	Perform such other services as the Sponsor believes the Trust may from time to time require; and

●	In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

Consistent with the intention to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, the Sponsor will not have the power to vary the investments of the Trust and must manage the Trust’s assets in accordance with the strict limitations set forth in the Trust Agreement.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

 Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any XRP or other assets held in trust hereunder; provided, however, this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 6.7 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Custodian

The Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its XRP and any recovery may be limited, even in the event of fraud. In addition, the Custodians may not be liable for any delay in performance of any of their custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodians may be limited.

Cash Custodian

In carrying out its duties and obligations under the Cash Custody Agreement, the Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence. The Trust has agreed to indemnify the Cash Custodian and its nominees from all loss, damage and expense suffered or incurred by the Cash Custodian or its nominee in the performance of its duties.

The Benchmark Provider

The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark. The Benchmark Provider does not make any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Pricing Benchmark or any data included therein. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or index calculation, errors, omissions or interruptions of any index or any data included therein. The Benchmark Provider has contracted with an independent calculation agent to calculate the Pricing Benchmark. Without limiting any of the foregoing, in no event shall the Benchmark Provider have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Pricing Benchmark, even if notified of the possibility of such damages.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Shareholders have very limited voting rights as set forth in the Trust Agreement. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal, removal or the adjudication or admission of bankruptcy or insolvency of the Sponsor) require the consent of Shareholders owning a majority (over 50%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates).

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Chief Executive Officer and Portfolio Manager of the Sponsor are as follows:

Steven McClurg – Chief Executive Officer

Steven McClurg has considerable finance and fintech experience. Most recently, Mr. McClurg served as the Chief Investment Officer of Valkyrie Investments. Mr. McClurg also founded Theseus Capital, a Blockchain-powered asset management platform, followed by joining Blockchain-focused merchant bank, Galaxy Digital, where he continued as Managing Director, building their asset management and public funds businesses. Most relevant, Mr. McClurg was a Managing Director at Guggenheim Partners, where he was a portfolio manager and responsible for portfolio construction and strategy for fixed income and private equity. He also has experience in leadership roles in technology companies such as Electronic Arts. Mr. McClurg holds a Master of Science and an MBA from Pepperdine University, where he has served as an adjunct professor.

Drew Hill – President

Drew Hill is an experienced attorney specializing in blockchain, token and cryptocurrency law, with a focus on securities law and regulatory compliance for public and private funds. Previously, Mr. Hill served as General Counsel and Chief Compliance Officer at Valkyrie Investments, where he led the legal and compliance teams and played a key role in launching digital asset themed ETFs, including the spot Bitcoin ETF “BRRR” and the bitcoin miners ETF “WGMI.” Prior to his tenure at Valkyrie Investments, Mr. Hill was a key member of the nationally recognized Blockchain Practice at Frost Brown Todd LLC, advising clients on mergers and acquisitions, private fund formation, start-up fundraising and securities law compliance for token and cryptocurrency issuers. Mr. Hill currently serves as President and Chief Legal Officer of Canary Capital Group. Mr. Hill holds a Bachelor of Arts in Finance and Spanish from the Clark Honors College at the University of Oregon and a Juris Doctor from Northwestern University Pritzker School of Law.

Starr Frohlich – Principal Financial Officer and Principal Accounting Officer

Starr Frohlich has extensive experience in finance and investment management. Ms. Frohlich currently serves as a Director on the Principal Financial Officer Services team at PINE Advisor Solutions, where she acts as Principal Financial Officer and Treasurer for registered fund products, overseeing financial, accounting and regulatory reporting functions. Previously, Ms. Frohlich was Vice President at JPMorgan Chase & Co., where she supervised financial reporting and regulatory filings for a wide range of registered investment companies. Earlier in her career, she was Vice President and Treasurer of AssetMark, Inc.’s proprietary registered funds, and she also held a senior fund administration and financial reporting position at U.S. Bank Global Fund Services. Ms. Frohlich serves as the Principal Financial Officer and the Principal Accounting Officer of the Trust. Ms. Frohlich holds a Bachelor of Science in Accounting from the University of Minnesota and is a Certified Public Accountant.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 8 Cadillac Drive, Suite 300, Brentwood, TN, 37027, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the 1934 Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year to the extent permitted under applicable law.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the 1934 Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, or the rules and regulations promulgated thereunder. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust. Notwithstanding the foregoing, Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the 1933 Act or 1934 Act.

Pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Chapman and Cutler LLP will render an opinion regarding the material U.S. federal income tax consequences of ownership of the Shares. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statement as of October 1, 2025, included in this Prospectus has been so included in reliance on the report of Cohen & Company, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration Agreement

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s XRP and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

Standard of Care; Limitations of Liability

The Administrator shall exercise reasonable care in carrying out all of its duties and obligations under the Administration Agreement. The Administrator shall not be liable for any error of judgment, mistake of law, fraud or misconduct by the Trust or the Sponsor, or any loss suffered by the Trust or its affiliates in connection with the Administrator’s duties under the Administration Agreement, except a loss arising out of or relating to the Administrator’s refusal or failure to comply with the terms of the Administrator Agreement or from the Administrator’s bad faith, gross negligence, or willful misconduct in the performance of its duties under the Administration Agreement.

The Administrator shall be responsible for the performance only of such duties as are set forth in the Administration Agreement and, except as otherwise provided in the Administration Agreement, shall have no responsibility for the actions or activities of any other party, including other service providers.

Neither the Trust nor the Administrator shall be liable for any special, indirect, or consequential damages, including lost profits or goodwill, of any kind whatsoever arising in connection with the Administration Agreement even if advised of the possibility of such damages.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under the Administration Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

Indemnity

The Trust will indemnify the Administrator against, and hold Administrator harmless from, any loss, damage, or expense that may be imposed on, incurred by, or asserted against the Administrator as a result of any action or omission taken in accordance with any instruction, except to the extent that such loss, damage, or expense is caused by the bad faith, gross negligence, or willful misconduct of the Administrator in the manner in which it carries out the instruction.

Administrator’s Fee

Pursuant to the Trust’s unitary fee structure, the Administrator’s fee is paid by the Sponsor in accordance with the Administration Agreement.

Governing Law

The Administration Agreement is governed by the laws of the State of Wisconsin.

Termination of the Administration Agreement

The Administration Agreement shall continue for an initial term of three (3) years. Following the initial term, the Administration Agreement shall automatically renew for successive one (1) year periods unless either party provides at least ninety (90) days’ prior notice to the end of the current term that is will not be renewing the agreement. The Administration Agreement may also be terminated by either party at any time upon ninety (90) days’ prior written notice to the other party, subject in the case of termination by the Trust to early termination fees (which will be assumed by the Sponsor).

The Gemini Custodial Services Agreement

The Gemini Custodian is authorized to safeguard the Trust’s XRP holdings. The Gemini Custodian maintains one or more custody accounts on its books, pursuant to the terms of the Gemini Custodial Services Agreement, for the receipt, safekeeping, and maintenance of XRP.

The Gemini Custodial Services Agreement provides that XRP is deemed delivered to the address associated with the Trust’s XRP Account only after the required number of confirmations of the transaction on the XRP Ledger, and that Gemini has no obligations for XRP that is not delivered in that manner. The Gemini Custodial Services Agreement provides that once the Trust submits a request for a withdrawal transaction, the XRP subject to the withdrawal request shall be delivered by the Gemini Custodian to the designated address on the XRP Ledger specified in the Trust’s withdrawal transaction within one business day of 4:00 p.m. Eastern time of the business day on which the Trust submits the withdrawal request. If a withdrawal request is made by the Trust (i) by 4:00 p.m. Eastern time of the business day on which the Trust submits the withdrawal request, (ii) in connection with a redemption of Shares of the Trust by an Authorized Participant, and (iii) the delivery of XRP for such withdrawal request is to the account at the Gemini Custodian of an Authorized Participant, then the XRP subject to such withdrawal request shall be delivered to the destination blockchain address specified therein, by the next business day from the business day when such withdrawal request was submitted. The Gemini Custodial Services Agreement provides that withdrawals may be delayed in connection with scheduled maintenance (“Downtime”) or the congestion or disruption of a digital asset network, including the XRP Ledger.

The Gemini Custodial Services Agreement provides that no more than once per calendar year, the Trust shall be entitled to request that the Gemini Custodian produce its Services Organization Controls 2 Type I report (a “SOC 2-I Report”) and a new Services Organization Controls 2 Type II report (a “SOC 2-II Report” and, together with a SOC 2-I Report, “SOC Reports”), or certify that there have been no material changes which would impact the previous SOC Reports provided to the Trust, and promptly deliver to the Trust a copy of each SOC Report within 45 days of the Trust’s request. No more than once per calendar year, the Trust shall be entitled to request that the Gemini Custodian produce a copy of the Gemini Custodian’s audited annual financial statements for each financial year ending on or after December 31, 2021, and the Gemini Custodian shall promptly deliver such financial statements to the Trust.

The Gemini Custodian agrees to take reasonable care and use commercially reasonable efforts in executing its responsibilities to the Trust pursuant to the Gemini Custodial Services Agreement, or such higher care where required by law or the Gemini Custodial Services Agreement (collectively, the “Standard of Care”). The Gemini Custodian cannot be held responsible for any failure or delay to act by the Gemini Custodian, its affiliates or service providers, or its banks that is within the time limits permitted by the Gemini Custodial Services Agreement, or that is caused by the Trust’s negligence or is required to comply with applicable laws and regulations. The Gemini Custodian cannot be held responsible for any downtime or system failure, which prevents the Gemini Custodian from fulfilling its obligations under the Gemini Custodial Services Agreement.

In no event shall the Gemini Custodian be liable for (i) any losses or claims arising out of actions that are in the Trust’s control and related to its use of the Gemini platform, including but not limited to, the Trust’s failure to follow security protocols, the Gemini Custodian controls, improper instructions, failure to secure the Trust’s credentials from third parties, user access breaches, fraudulent access, mismanagement of access to or distribution of user credentials, or anything else in the Trust’s control, (ii) any losses or claims arising out of any action or non-action by the Gemini Custodian that it reasonably determines is required by applicable laws and regulations or in connection with the Gemini Custodian’s compliance and/or fraud systems or controls, (iii) any amount greater than the value of the assets on deposit in the Trust’s XRP Account at the time of, and directly relating to, the events giving rise to the liability occurred, the value of which shall be determined in accordance with the terms of the Gemini Custodial Services Agreement, and (iv) for any lost profits or any special, incidental, indirect, intangible, or consequential damages, whether based in contract, tort, negligence, strict liability, or otherwise, arising out of or in connection with authorized or unauthorized use of the Gemini Custodian’s site or the custodial services, or the Gemini Custodial Services Agreement, even if an authorized representative of the Gemini Custodian has been advised of or knew or should have known of the possibility of such damages.

Furthermore, the Gemini Custodian shall not be liable to the Trust or anyone else for any loss or injury resulting directly or indirectly from any damage or interruptions caused by any computer viruses, spyware, scamware, trojan horses, worms, or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing, domain typosquatting, or other attacks, failure of the Trust’s mechanical or electronic equipment or communication lines, telephone or other interconnect problems (e.g., the Trust cannot access its internet service provider), unauthorized access, theft, operator errors, strikes or other labor problems, or any force majeure. The Gemini Custodian will not be liable except to the extent of a final non-appealable judgment that Gemini breached the Standard of Care and any liability of Gemini will be reduced to the extent the loss was due to the Customer’s negligence.

The Gemini Custodial Services Agreement’s "Force Majeure" provision provides that in no event shall the Gemini Custodian be liable for any delays, failure in performance or interruption of service which result directly or indirectly from any cause or condition, whether or not foreseeable, beyond the Gemini Custodian's reasonable control, including, but not limited to, any act of God, nuclear or natural disaster, epidemic, action or inaction of civil or military authorities, act of war, terrorism, sabotage, civil disturbance, strike or other labor dispute, accident, or state of emergency; provided, however, that for the avoidance of doubt, the Gemini Custodial Services Agreement’s Force Majeure provision shall not apply in respect of system failures or downtime, which are subject to other respective provisions of the Gemini Custodial Services Agreement. The occurrence of an event described in the Force Majeure provision shall not affect the validity and enforceability of any remaining provisions of the Gemini Custodial Services Agreement.

Under the Gemini Custodial Services Agreement, each of the Gemini Custodian and the Trust has agreed to indemnify and hold harmless the other party from any third-party claim or third-party demand (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) arising out of or related to the Gemini Custodian’s or the Trust’s, as the case may be, non-performance of its obligations under or material breach of the Gemini Custodial Services Agreement and inaccuracy in any of the Gemini Custodian’s or the Trust’s, as the case may be, representations or warranties in the Gemini Custodial Services Agreement. In addition, the Gemini Custodian agrees to indemnify the Trust in the event of damages relating to the holding of the Trust’s XRP by the Gemini Custodian as contemplated by the Gemini Custodial Services Agreement. The Gemini Custodial Services Agreement provides that “damages” shall not include any losses, claims, damages, liabilities or expenses arising from any fluctuation in market price, forks, governance changes, airdrops or other events which impact all holders of a digital asset such as XRP globally as a class.

The Gemini Custodial Services Agreement provides that the Gemini Custodian has obtained insurance coverage by a reputable insurance company with respect to digital assets custodied with the Gemini Custodian, in accordance with its internal standards for maintaining such insurance and subject to change at the Gemini Custodian’s discretion.

The Gemini Custodial Services Agreement will commence on the date of execution and continue until terminated in accordance with its provisions. The Gemini Custodial Services Agreement may be terminated by either party upon 90 days written notice to the other party; provided, however, that if the Gemini Custodial Services Agreement is terminated and the Trust is unable to engage a replacement custodian using commercially reasonable efforts within such 90 day period, the Gemini Custodian terminates the Gemini Custodial Services Agreement, then the Gemini Custodian shall continue to act as Gemini Custodian pursuant to the terms of the Gemini Custodial Services Agreement until such time as the Trust engages a replacement custodian, provided that the Trust uses reasonable commercial efforts to promptly engage a replacement custodian. Either party (the “Terminating Party”) may terminate the Gemini Custodial Services Agreement at any time on written notice to the other party (the “Defaulting Party”), such termination to take effect (i) on the tenth business day after the delivery of written notice of termination by the Terminating Party to the Defaulting Party, unless the Defaulting Party has cured the event triggering a termination right to the satisfaction of the Terminating Party, acting reasonably, or (ii) immediately after delivery of written notice of termination by the Terminating Party to the Defaulting Party if the event triggering a termination right is incapable of being cured within ten business days, in the following circumstances. First, any representation, warranty, certification or statement made by the Defaulting Party under the Gemini Custodial Services Agreement was or becomes incorrect in any material respect when made; second, the Defaulting Party materially breaches, or fails in any material respect to perform any of its obligations under, the Gemini Custodial Services Agreement; third, the Defaulting Party requests a postponement of maturity or a moratorium with respect to any indebtedness or is adjudged bankrupt or insolvent, or there is commenced against the Defaulting Party a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Defaulting Party files a petition for bankruptcy or an application for an arrangement with its creditors, seeks or consents to the appointment of a receiver, administrator or other similar official for all or any substantial part of its property, admits in writing its inability to pay its debts as they mature, or takes any corporate action in furtherance of any of the foregoing, or fails to meet applicable legal minimum capital requirements; fourth, a Change of Control (as defined in the Gemini Custodial Services Agreement) of the Defaulting Party, or an event, change or development that causes or is likely to cause a Material Adverse Effect (as defined in the Gemini Custodial Services Agreement) on the Defaulting Party, or in the ability of the Defaulting Party to fulfill its responsibilities under the Gemini Custodial Services Agreement, occurs; fifth, with respect to the Trust’s right to terminate, the XRP Ledger undergoes a fork and becomes a forked network, and the Trust disagrees with the Gemini Custodian’s choice of which forked network to support; or with respect to the Trust’s right to terminate, applicable laws and regulations or any change therein or in the interpretation or administration thereof that may have a Material Adverse Effect (as defined in the Gemini Custodial Services Agreement) on the Trust or the rights of the Trust with respect to any services covered by the Gemini Custodial Services Agreement.

The Gemini Custodian has the right to immediately (i) take actions the Gemini Custodian determines appropriate to comply with applicable law and regulations and in accordance with its Bank Secrecy Act and Anti-Money Laundering compliance program (“BSA/AML Program”), (ii) suspend the Trust’s XRP Account, (iii) freeze/lock the funds and assets in all such accounts, and (iv) suspend the Trust’s access to the Gemini Custodian’s platform or its account there (collectively, an “account suspension”), if: (A) the Gemini Custodian is required to do so by a regulatory authority, court order, facially valid subpoena, or binding order of a governmental authority, (B) the Gemini Custodian reasonably and in good faith believes the Trust has violated applicable laws and regulations in connection with the Trust’s XRP Account or Fiat Account, or the Gemini Custodian is required to do so under the Gemini Custodian’s BSA/AML Program, compliance or fraud systems or controls, (C) the Gemini Custodian believes someone is attempting to gain unauthorized access to the account, or (D) the Gemini Custodian believes there is unusual activity in the account. In the case of an account suspension due to (C) or (D) of this paragraph, the Gemini Custodian shall use reasonable efforts to restore the Trust’s normal access to the XRP Account as promptly as reasonably possible without putting the XRP in such accounts at risk. In the case of an account suspension due to (A) or (B) of this paragraph, the Gemini Custodian shall permit the Trust to withdraw the Trust’s XRP and fiat currencies from XRP Account as soon as permitted by applicable laws and regulations or the applicable court order, subpoena, or regulatory or governmental authority, and for ninety (90) days thereafter.

The BitGo Custodial Services Agreement

The BitGo Custodian is also authorized to safeguard the Trust’s XRP holdings. The BitGo Custodian maintains one or more custody accounts on its books, pursuant to the terms of the BitGo Custodial Services Agreement, for the receipt, safekeeping, and maintenance of XRP.

The BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the relevant agreement during the three-month period immediately preceding the first incident that caused the liability.

The BitGo Custodian cold wallets are supported by a $250 million insurance policy issued by Lloyd’s of London. The specifics of the policy include Cyber Insurance, E&O, and general specie. Any copying and theft of private keys, insider theft or dishonest acts by the BitGo Custodian’s employees or executives, and loss of keys directly related to the BitGo Custodian’s custody of keys would be covered by this amount at minimum. This insurance policy is shared among all of the BitGo Custodian’s clients and is not specific to the Trust or to customers holding XRP and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The BitGo Custodial Services Agreement commenced on the effective date, as detailed in the agreement, and  will continue for one (1) year, unless earlier terminated in accordance with the terms of the BitGo Custodial Services Agreement. After the initial term, the BitGo Custodial Services Agreement will automatically renew for successive renewal terms, as established on the agreement, unless either party notifies the other of its intention not to renew with prior notice. The BitGo Custodian may terminate the BitGo Custodial Services Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if the BitGo Custodian perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among others. The Sponsor may terminate the BitGo Custodial Services Agreement at any time upon providing at least thirty (30) days’ written notice to the BitGo Custodian, paying outstanding amounts and an early termination fee.

Marketing Agent Agreement

Pursuant to a marketing agent agreement (the “Marketing Agent Agreement”) between the Trust and Paralel Distributors LLC, the Marketing Agent assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

Pursuant to the Marketing Agent Agreement, the Marketing Agent will not be liable for, and the Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the Securities Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against, any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Marketing Agent’s provision of services under the Marketing Agent Agreement; (ii) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (iii) the Sponsor’s or the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; (iv) any claim that the prospectus, registration statement, marketing literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any such losses, as determined by a court of competent jurisdiction in a final decision on the merits, arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the prospectus or any such advertising materials or marketing literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such prospectus or any such advertising materials or marketing literature. In no event shall anything contained herein be so construed as to protect the Marketing Agent against any liability to the Trust for which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Marketing Agent Agreement.

Unless sooner terminated as provided herein, the Marketing Agent Agreement shall continue in effect for three years from its effective date. Thereafter, if not terminated, the Marketing Agent Agreement shall continue automatically in effect for successive one-year periods. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party at any time upon written notice to the other parties if (a) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (b) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of sixty (60) days after written notice by the non-breaching party to the breach party of such breach.

Transfer Agency and Services Agreement

U.S. Bancorp Fund Services, LLC serves as the Transfer Agent pursuant to a Transfer Agency and Services Agreement. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

Resignation, Discharge or Removal of Transfer Agent

The Transfer Agency and Services Agreement will continue in effect for an initial period of three (3) years from its effective date and automatically renew for successive one (1) year terms unless terminated. Either the Trust or the Transfer Agent may terminate the Transfer Agency and Service Agreement for cause for the reasons set forth in the Transfer Agency and Service Agreement, such as either party’s committing a material breach of the Transfer Agency and Service Agreement. The Trust may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice.

Limitation on Transfer Agent’s Liability; Indemnification

The Transfer Agent is obligated to exercise reasonable care. Its liability is limited to direct damages arising from its refusal or failure to comply with the terms of the agreement or from its bad faith, gross negligence or willful misconduct in the performance of its duties. The Trust is obligated to indemnify the Trust against claims not arising from its refusal or failure to comply with the terms of the agreement or from its bad faith, negligence, or willful misconduct.

Cash Custody Agreement

Under the Cash Custody Agreement, the Cash Custodian will keep safely all cash and other non-XRP assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-XRP assets for safekeeping. Amounts received in connection with the sale of XRP shall be deposited into the Cash Account.

Standard of Care; Limitations of Liability; Indemnification

Liability of the Cash Custodian under the Agreement is generally limited to direct damages caused by its failure to perform its obligations in accordance with the agreed standard of care. The Trust is obligated to indemnify the Cash Custodian against losses, expenses, damages, and liabilities incurred in the performance of its duties under the Agreement, except where such issues arise from the Cash Custodian’s failure to meet the agreed standard of care.

The Cash Custodian is responsible for any actions or omissions of sub-custodians (if any) to the same extent as if those actions or omissions were performed by the Cash Custodian itself. The Trust retains the discretion to appoint additional custodians as necessary to manage its assets, subject to the terms of separate agreements. The Sponsor has the authority to add or terminate Custodians as deemed appropriate.

Cash Custodian’s Fee

Pursuant to the Trust’s unitary fee structure, the Cash Custodian’s fees are paid by the Sponsor in accordance with the Cash Custody Agreement.

Termination of the Cash Custody Agreement

With respect to the Trust, the Cash Custody Agreement shall continue in full force and effect for an initial term of three (3) years and automatically renew for successive one (1) year terms unless terminated. The Cash Custody Agreement may be terminated by either party upon giving ninety (90) days’ prior written notice to the other party. The Cash Custodian may terminate the Cash Custody Agreement immediately for the causes specified in the Cash Custody Agreement.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Chapman and Cutler LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income, expenses and amounts realized should “flow through” to the Shareholders, and the Trustee will report to Shareholders and the IRS on that basis. The opinion of Chapman and Cutler LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, and as if it directly incurred its respective pro rata share of the Trust’s expenses, subject to some specialized allocation rules for widely held fixed investment trusts. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in cash, the delivery of cash to the Trust in exchange for a pro rata share of the underlying XRP represented by the Shares and the additional XRP purchased with the cash will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the XRP held in the Trust will be based upon the amount of cash contributed and the date that the Trust purchased the XRP with the cash. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in kind, the delivery of XRP to the Trust in exchange for a pro rata share of the underlying XRP represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the XRP held in the Trust will be the same as its tax basis and holding period for the XRP delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying XRP related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies XRP as “property” that is not currency for U.S. federal income tax purposes and clarifies that XRP can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of XRP. Because XRP is a new technological innovation, the U.S. federal income tax treatment of XRP or transactions relating to investments in XRP may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving XRP. While the IRS has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in XRP or in transactions relating to investments in XRP is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The Trust expects to sell or use XRP to pay certain expenses of the Trust or to fund cash redemptions if and when applicable. If the Trust sells XRP (for example to generate cash to pay fees or expenses) or is treated as selling XRP (for example by using XRP to pay fees or expenses), a Shareholder will generally recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the XRP that was sold. A Shareholder’s tax basis for its share of any XRP sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the XRP held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the XRP remaining in the Trust should be equal to its tax basis for its share of the total amount of the XRP held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the XRP that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the pro rata share of the XRP held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the XRP held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. A selling Shareholder may recognize additional gain or loss when the Trust sells or disposes of XRP, as described above, attributable to the portion of the year the Shares were held. Based on current IRS guidance, such gain or loss on the sale of Shares (as well as any gain or loss realized by a Shareholder on account of the Trust selling XRP) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the XRP that was sold and otherwise will be short-term capital gain or loss.

Sales of XRP to fund cash redemptions are expected to result in gains and losses with such gains and losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the XRP and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the XRP held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.

If permitted by the SEC rules and regulations, Authorized Participants may request an in-kind distribution of Trust assets when an Authorized Participant redeems its Shares at any time prior to 30 business days before the Trust’s termination date. An Authorized Participant will not recognize gain or loss if the Authorized Participant only receives whole Trust assets in exchange for the identical amount of the Authorized Participant’s pro rata portion of the same Trust assets held by the Trust. However, if the Authorized Participant is acting on its own behalf and also receives cash in exchange for a Trust asset or a fractional portion of a Trust asset, the Authorized Participant will generally recognize gain or loss based on the difference between the amount of cash received and the Authorized Participant’s tax basis in such Trust asset or fractional portion.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the XRP held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the XRP held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption for XRP, that is treated as the basis of the XRP received by the Shareholder in the redemption.

Except for cash temporarily held to pay Trust expenses, to facilitate redemption transactions, or received in creation transactions, the Trust will only invest in XRP. In the event of a fork, the Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the XRP Ledger (other than what the Sponsor determines to be XRP). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules. If, despite such abandonment, the Trust were to receive any digital asset resulting from a fork in the XRP Ledger (other than what the Sponsor determines to be XRP), the Trust Agreement requires the Sponsor to cause the forked asset to be sold and have the proceeds distributed to the Shareholders. The sale of a forked asset received by the Trust will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders, who are individuals, are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of XRP by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, noncorporate taxpayers may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the taxpayer’s adjusted gross income.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in XRP held by the Trust.

Taxation of Authorized Participants

If an Authorized Participant invests in the Trust on its own behalf, the Authorized Participant will generally recognize income, gain, loss or deduction as described for U.S. Shareholders. If an Authorized Participant is acting as agent for one or more other persons, who are the beneficial owners of the Shares, the Authorized Participant will be obligated to issue an information statement to the beneficial owners, who will recognize the consequences described above for U.S. Shareholders.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying XRP held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Custodians or any of their respective affiliates (the “Transaction Parties”) has through this Prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this Prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable Prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable Prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant Prospectus supplement.

You should not assume that the information in this Prospectus or any applicable Prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable Prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.canary.capital. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is available at www.canary.capital.

Report of Independent Registered Public Accounting Firm

To the Sponsor of Canary XRP ETF

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Canary XRP ETF (the “Trust”) as of October 1, 2025, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of October 1, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement and confirmation of cash and XRP owned as of October 1, 2025, by correspondence with the custodians. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Trust’s auditor since 2025.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

October 9, 2025

Canary XRP ETF

Statement of Assets and Liabilities

October 1, 2025

ASSETS
Cash	$0
Total assets	0
LIABILITIES
Total liabilities	0

Commitments and Contingent Liabilities (Note 6)

NET ASSETS	$0
Shares issued and outstanding
(par value $0.00 per share; unlimited number of shares authorized)	0
Net asset value per share	$0.00

Canary XRP ETF

Notes to Financial Statement

Canary XRP ETF

NOTES TO FINANCIAL STATEMENT

October 1, 2025

1.	Organization

The Canary XRP ETF (the “Trust”) is a Delaware statutory trust, formed on September 24, 2024, pursuant to the Delaware Statutory Trust Act. The Trust has not commenced operations as of October 1, 2025. The Trust has not commenced investment activities nor issued shares. There were no receipts or disbursements of cash since the Trust’s formation. The Trust did not receive any revenue, capital gains or losses, or incur any expenses during this time period and, therefore, does not have any performance history. The Trust will continuously issue common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on The Nasdaq Stock Market LLC (the “Exchange”) under the symbol “XRPC” The Trust will operate pursuant to a Trust Agreement, as amended and/or restated from time to time (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by Canary Capital Group LLC (the “Sponsor”).

The Trust is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that trade on the Exchange. The Trust’s investment objective is to seek to provide exposure to the value of XRP held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve its investment objective, the Trust will hold XRP and establish its net asset value (“NAV”) by reference to the CoinDesk XRP CCIXber 60m New York Rate (“Pricing Benchmark”). The Pricing Benchmark is calculated by CoinDesk Indices (the “Benchmark Provider”) based on an aggregation of executed trade flow of major XRP trading platforms.

2.	Significant Accounting Policies

Basis of Presentation

The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of this financial statement. The accompanying financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and is stated in U.S. Dollars. The Trust’s financial statement was prepared using the accounting and reporting guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies. The Trust qualifies as an investment company solely for accounting purposes and not for any other purpose.  The Trust is not registered, and is not required to be registered, as an investment company under the Investment Company Act of 1940, as amended. The Trust follows the significant accounting policies described below.

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Use of Estimates

The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Cash

Cash includes non-interest bearing, non-restricted cash with one institution that does not exceed U.S. federally insured limits.

Investment Transactions and Investment Income

The Trust intends to purchase XRP upon the creation of Shares and sell XRP upon the redemption of Shares. Transactions will be recorded on a trade-date basis. Realized gains (losses) and changes in unrealized gains (losses) on open positions will be determined on a specific identification basis and will be recognized in the statement of operations in the period in which the sale occurred or the changes in unrealized occurred.

Federal Income Taxes

The Sponsor and the Trustee will treat the Trust as a grantor trust for U.S. federal income tax purposes. As a result, the Trust itself would not be subject to U.S. federal income tax. Instead, the Trust’s income, expenses and amounts realized should flow through to the Shareholders, and the Trustee will report to Shareholders and the Internal Revenue Service (“IRS”) on that basis. If the IRS were to assert successfully that the Trust is not classified as a grantor trust, the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to shareholders out of the earnings and profits of the Trust would be taxed to shareholders as ordinary dividend income. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. No interest expense or penalties have been recognized as of the date of the financial statement.

Digital Asset Trading Platform Valuation

The value of XRP is determined by the value that various market participants place on XRP through their transactions. The most common means of determining the value of XRP is by surveying one or more digital asset trading platforms where XRP is traded publicly and transparently (e.g., Binance, Bitfinex, Coinbase Pro and Crypto.com).

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The Trust identifies and determines the principal market (or in the absence of a principal market, the most advantageous market) for GAAP financial statement purposes consistent with the application of fair value measurement framework in FASB ASC 820. Under ASC 820, a principal market is the market with the greatest volume and activity level for the asset or liability. The Trust’s valuation procedures provide for the designation of the Sponsor to determine the valuation sources and policies to prepare the Trust’s financial statements in accordance with GAAP.

The Trust utilizes various inputs to determine the fair value of its investments on a recurring basis. GAAP establishes a hierarchy that prioritizes inputs to valuations methods. The three levels of inputs are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3 – Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available; representing the Trust’s own assumptions about the assumptions a market participant would use in valuing the asset or liability and would be based on the best information available.

Calculation of NAV

The Administrator, defined below, determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. EST. The NAV of the Trust is the aggregate value of the Trust’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values XRP held by the Trust based on the price set by the Index as of 4:00 p.m. EST. The Administrator also determines the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with GAAP, as of the financial statement measurement date, which may result in valuations that differ from the Trust’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

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The Trust’s NAV per Share will be calculated by taking the current fair value of its total assets, subtracting any liabilities, and dividing that total by the number of Shares.

Segment Reporting

The Trust operates through a single operating and reporting segment with a primary objective of providing exposure to the value of XRP held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s chief operating decision maker (“CODM”) is the Sponsor. The CODM monitors the operating results of the Trust and the Trust’s long-term strategic asset allocation is predetermined in accordance with the terms of its prospectus, based on the defined investment strategy against which the CODM assesses the Trust’s performance. In addition to other metrics, the CODM uses net increase (decrease) in net assets resulting from operations as a key metric to assess the Trust’s performance.

3.	Trust Expenses and Other Agreements
(a)	Sponsor

The Trust will pay the Sponsor an annual unified fee based on a percentage of the Trust’s XRP Holdings (the “Sponsor Fee”). The Trust’s “XRP Holdings” is the quantity of the Trust’s XRP plus any cash or other assets held by the Trust represented in XRP as calculated using the Pricing Benchmark price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in XRP as calculated using the Pricing Benchmark price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the prior day’s XRP Holdings. Except for periods during which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily in XRP and be payable monthly in XRP or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of XRP to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the fees of the Trust’s third-party service providers including, but not limited to, the Marketing Agent, the Administrator, the Custodian, the Cash Custodian, the Transfer Agent, the Benchmark Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

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The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of XRP, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodian or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of XRP to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor shall cause the transfer or sale of XRP in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor or for payment of redemption proceeds to Authorized Participants. The Trust will not bear any costs associated with the transfer or sale of XRP to pay the Sponsor Fee. To the extent the Trust incurs any Extraordinary Expenses, the Trust will bear the costs of any transfers or sales of XRP to pay such expenses. The Trust will seek to transfer XRP at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in XRP, the amount of XRP transferred or sold may vary from time to time depending on the actual sales price of XRP relative to the Trust’s expenses and liabilities (e.g., if the price of XRP falls, the amount of XRP needed to be transferred or sold to pay an expense denominated in U.S. dollars will increase). To the extent the Trust must buy or sell XRP, the Trust may do so through a third-party digital asset broker or dealer. When the Trust buys or sells XRP, the Sponsor seeks quotes from its XRP trading counterparties. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service. The Sponsor will select third party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of XRP incurred in connection with the fulfillment of a creation or redemption order.

(b)	Administrator, Custodians and Transfer Agent

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (the “Administrator” and “Transfer Agent”) serves as administrator, transfer agent and accounting agent of the Trust pursuant to a Fund Servicing Agreement. BitGo Trust Company, Inc. (the “Custodian”) serves as the Trust’s Custodian. Under the BitGo Custodial Services Agreement, the Custodian is responsible for safekeeping all the Trust’s XRP. The Custodian was selected by the Sponsor. The Sponsor is responsible for opening accounts with the Custodian that will hold the Trust’s XRP (the “XRP Accounts”), as well as facilitating the transfer or sale of XRP required for the operation of the Trust. U.S. Bank, N.A., an affiliate of the Administrator and Transfer Agent serves as the cash custodian for the Trust (the “Cash Custodian”). The Cash Custodian is responsible for safekeeping all cash and other non-XRP assets of the Trust.

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(c)	Marketing Agent

Paralel Distributors LLC is the marketing agent of the Trust (the “Marketing Agent”) and is responsible for reviewing and approving the marketing materials, including the Trust’s website, prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. The Marketing Agent is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA. With the assistance of the Marketing Agent, the Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.

(d)	Principal Financial Officer

Employees of PINE Advisors LLC (“PINE”) serve as officers of the Trust. In consideration for these services, the Sponsor pays PINE an annual fee. The Sponsor also reimburses PINE for certain out-of-pocket expenses.

4.	Capital Share Transactions

The Trust is an exchange-traded product. The Trust issues Shares on a continuous basis and, when the Trust creates or redeems its Shares, it will do so in blocks of 10,000 Shares (a “Basket”) based on the quantity of XRP attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription of Shares, the subscription shall be in the amount of cash needed to purchase the amount of XRP represented by the Basket being created, as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the XRP represented by the Basket to be sold and the cash proceeds distributed. Financial firms that are authorized to purchase or redeem Shares of the Trust (“Authorized Participants”) will deliver, or facilitate the delivery of, cash to the Trust’s account with the Cash Custodian in exchange for Shares when they purchase Shares, and the Trust will deliver cash to such Authorized Participants when they redeem Shares with the Trust. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive XRP as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving XRP as part of the creation or redemption process. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

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The Trust only creates and redeems Shares in exchange for cash. If the Trust were to create or redeem Shares in exchange for XRP, the Trust would first need to seek certain regulatory approvals, including an amendment to the Exchange’s listing rules and an amendment to the Trust’s registration statement of which the financial statement and Notes to Financial Statement form a part. There can be no guarantee that the Trust will be successful in obtaining such regulatory approvals, and the timing of any such approvals is unknown.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares.

Only Authorized Participants may place orders to create and redeem baskets through the Transfer Agent. The Transfer Agent will coordinate with the Trust's custodians to facilitate settlement of the Shares.

5.	Related Parties

The Sponsor is considered to be a related party to the Trust. The Trust's operations are supported by its Sponsor.

6.	Commitments and Contingent Liabilities

In the normal course of business, the Trust may enter into contracts that contain a variety of general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust which have not yet occurred and cannot be predicted with any certainty. However, the Sponsor believes the risk of loss under these arrangements to be remote. There were no commitments or contingencies required to be disclosed as of the date of the financial statement.

7.	Subsequent Events

The Sponsor has evaluated subsequent events through the date the financial statement was issued and determined to disclose the following subsequent event:

Canary Capital Group Inc., an affiliate of the Sponsor, has agreed to purchase from the Trust 10,000 shares of the Trust at $25 per share.

There are no other events that require disclosure or adjustment to the financial statement.

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CANARY XRP ETF

SHARES

PROSPECTUS

_______, 2025

Until _______, 2025 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Canary Capital Group LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$0	*
Listing fee (actual)	$4,000
Auditor’s fees and expenses	$10,000
Legal fees and expenses	$250,000
Printing expenses	$8,000
Miscellaneous expenses	$0
Total	$272,000

* An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a grantor trust for tax purposes, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

Not Applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description

3.1*	First Amended and Restated Trust Agreement

3.2*	Certificate of Trust

5.1*	Opinion of Chapman and Cutler LLP as to legality

8.1*	Opinion of Chapman and Cutler LLP as to tax matters

10.1*	Form of Initial Authorized Participant Agreement

10.2*	Marketing AgentAgreement

10.3**	BitGo Custodial Services Agreement

10.4*	Gemini Custodial Services Agreement

10.5*	Administration Agreement

10.6*	Transfer Agency Agreement

10.7*	Fund Accounting Services Agreement

10.8*	Sponsor Agreement

10.9*	Cash Custody Agreement (Custodian Agreement)

10.10*	License Agreement

23.1**	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Chapman and Cutler LLP (included in Exhibits 5.1 and 8.1)

107*	Filing Fee Tables

* Previously filed

** Filed herewith

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(ii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brentwood, and the State of Tennessee, on October 24, 2025.

CANARY XRP ETF

Canary Capital Group LLC, as Sponsor of the Trust

By:	/s/ Steven McClurg
Name: Steven McClurg
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date
/s/ Steven McClurg	Chief Executive Officer (Principal Executive Officer)	October 24, 2025
Steven McClurg
/s/ Starr Frohlich	Principal Financial Officer and Principal Accounting Officer	October 24, 2025
Starr Frohlich

* The registrant is a trust and the persons are signing in their capacities as officers of or consultants to Canary Capital Group LLC, the Sponsor of the registrant.